Exhibit 99

COLGATE-PALMOLIVE COMPANY

EMPLOYEE SAVINGS AND INVESTMENT PLAN

As Amended and Restated for Third Time

Effective as of January 1, 2011

(Except where otherwise provided herein)

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

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FOREWORD

Effective as of January 1, 2011 (except where otherwise provided herein), Colgate-Palmolive Company has amended and restated for a third time the Colgate-Palmolive Company Employees Savings and Investment Plan (the “Plan”) as hereinafter provided.

Except as the text may specifically provide otherwise, the terms and provisions of the Plan, as hereinafter set forth and as it hereafter may be amended from time to time, establish the rights and obligations with respect to Participants (as hereinafter defined) with Accounts (as hereinafter defined) on and after January 1, 2011 and to transactions under the Plan on and after such date. The terms and provisions of the Plan as in effect prior to January 1, 2011 fix and determine the rights and obligations with respect to Participants who ceased to have Accounts before January 1, 2011.

The primary purpose of the Plan is to provide Employees (as hereinafter defined) with a means of building up savings through regular, voluntary payroll deductions and salary deferrals and to assist them in accumulating additional security for their retirement in a tax effective manner. The entire Plan is both a stock bonus plan and an employee stock ownership plan intended to qualify under Sections 401(a) and 4975(e)(7), respectively, of the Code and applicable regulations thereunder. As an employee stock ownership plan, the Plan is designed to invest primarily in shares of Company Stock and to enable Participants to acquire stock ownership interests in Colgate-Palmolive Company.

ARTICLE 1
DEFINITIONS

As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience are defined as they are introduced into the text.

1.1

Account. Account means a Participant’s After-tax Contribution Account, Additional Basic Retirement Contribution Account, Basic Retirement Contribution Account, Before- tax Contribution Account, Bonus and Income Savings Account, Company Matching Contribution Account, Discretionary Company Matching Contribution Account, Former STOC Plan Account, 1989 ESOP Windfall Account, Prior Plan Company Account, Qualified Contribution Account, Retiree Insurance Account, Rollover Account, Success Sharing Account, or any subaccount thereof, as the context requires.

1.2

Acquisition Loan. Acquisition Loan means one or more loans or other extensions of credit described in Section 4975(e) of the Code which meet the requirements of Treasury Regulation Section 54.4975-7(b)(iii) and which are used by the Trustee to (i) finance the purchase of Company Stock, or (ii) repay any prior Acquisition Loan.

1.3

Additional After-tax Contributions. Additional After-tax Contributions means contributions made by a Participant pursuant to Section 3.2, and which are not taken into account in determining the amount of Company Matching Contributions made on behalf of such Participant.

1.4	Additional Basic Retirement Contribution Account. Additional Basic Retirement Contribution Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Additional Basic Retirement Contributions made on his behalf.

1.5	Additional Basic Retirement Contributions. Additional Basic Retirement Contributions means the Company contributions made pursuant to paragraph (d) of Section 4.1.

1.6

Additional Before-tax Contributions. Additional Before-tax Contributions means contributions made by an Employer pursuant to an election by the Participant to reduce the cash compensation otherwise currently payable to him by an equivalent amount, in accordance with the provisions of Section 3.1, and which are not taken into account in determining the amount of Company Matching Contributions made on behalf of such Participant.

1.7

After-tax Contribution Account. After-tax Contribution Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to (i) his Additional After-tax Contributions, and (ii) his Basic After-Tax Contributions.

1.8	After-tax Contributions. After-tax Contributions means the aggregate of a Participant’s Basic After-tax Contributions and Additional After-tax Contributions.

1.9

Age 50 and Older Additional Contributions. Age 50 and Older Additional Contributions means contributions made by an Employer pursuant to an election by the Participant to reduce the cash compensation otherwise currently payable to him by an equivalent amount, in accordance with the provisions of Section 3.1(b), and which are not taken into account in determining the amount of Company Matching Contributions made on behalf of such Participant.

1.10	Appropriate Form. Appropriate Form means the form prescribed by the Committee for a particular purpose.

1.11

Basic After-tax Contributions. Basic After-tax Contributions means contributions made by a Participant pursuant to Section 3.2, and which are taken into account in determining the amount of Company Matching Contributions made on behalf of such Participant.

1.12

Basic Before-tax Contributions. Basic Before-tax Contributions means contributions made by an Employer pursuant to an election by the Participant to reduce the cash compensation otherwise currently payable to him by an equivalent amount, in accordance with the provisions of Section 3.1, and which are taken into account in determining the amount of Company Matching Contributions made on behalf of such Participant.

1.13

Basic Retirement Contribution Account. Basic Retirement Contribution Account means the separate account maintained for a Participant to record his share of the Trust Fund attributable to Basic Retirement Contributions made on his behalf.

1.14	Basic Retirement Contributions. Basic Retirement Contributions means the Company contributions made pursuant to paragraph (c) of Section 4.1.

1.15

Before-tax Contribution Account. Before-tax Contribution Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to (i) Additional Before-tax Contributions and, (ii) Basic Before-tax Contributions, made on his behalf.

1.16	Before-tax Contributions. Before-tax Contributions means the aggregate of a Participant’s Basic Before-tax Contributions and Additional Before-tax Contributions.

1.17	Beneficiary. Beneficiary means the person or persons so designated in accordance with Section 2.3 to receive benefits payable under the Plan as a result of the Participant’s death.

1.18

Bonus and Income Savings Account. Bonus and Income Savings Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Bonus Savings Allocations, Income Savings Allocations, and Sign-on Allocations made on his behalf, including any subaccounts that may be established.

1.19	Bonus Savings Allocations. Bonus Savings Allocations means the Company Contributions to the Trust Fund made pursuant to Section 4.1(e).

1.20

Board or Board of Directors. Board or Board of Directors means the Board of Directors of Colgate-Palmolive Company, a Delaware corporation. For all purposes of this document, the Employee Relations Committee and the Pension Fund Committee may have delegated to it any power or duty of the Board of Directors with respect to this Plan, to the extent not inconsistent with the by-laws and any other document of governance of this Company.

1.21

BRC Split Participant. BRC Split Participant means an Eligible Employee (i) whose Employment Commencement Date is on or before June 1, 2010 or whose re-employment commencement date (as determined under Section 1.62) is on or before August 31, 2010, and who is an Eligible Employee on August 31, 2010, and (ii) who is neither a Grandfathered Employee nor a Hill’s Union Employee. The term “BRC Split Participant” shall include any member of the September 1, 2010 Disability Group who ceases to be Disabled after September 1, 2010 and returns to Service as an Eligible Employee.

1.22	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

1.23	Common Stock. Common Stock means the par value $1 common stock of the Company.

1.24

Company. Company means Colgate-Palmolive Company, a Delaware corporation, as now constituted or as may be constituted hereafter, or any person, firm, corporation or partnership which may succeed to its business and which adopts the Plan.

1.25

Company Acquisition Loan Contributions. Company Acquisition Loan Contributions mean Company contributions to be applied to payment of principal and/or interest due under the Acquisition Loan pursuant to Section 4.1.

1.26	Company Contributions. Company Contributions means Additional Basic Retirement Contributions, Basic Retirement Contributions, Bonus Savings Allocations, Company

Matching Contributions, Income Savings Allocations, Retiree Insurance Allocations, Sign-On Allocations, Success Sharing Allocations and Supplemental Contribution Allocations.

1.27

Company Matching Contribution Account. Company Matching Contribution Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Company Matching Contributions made on his behalf, including any subaccounts that may be established.

1.28	Company Matching Contributions. Company Matching Contributions means the Company contributions made pursuant to Section 4.1(b).

1.29

Company Stock. Company Stock means Common Stock and/or Preferred Stock or other stock of the Company or its affiliates meeting the requirements of Section 409(l) of the Code, as indicated by the Plan context.

1.30	Disability or Disabled. Disability or Disabled means the mental or physical disability of a Participant who has satisfied, and continues to satisfy, all of the following requirements:

(a) is receiving benefits under the Colgate-Palmolive Company Long-Term Disability Plan; and

(b) was an Eligible Employee at the time he suffered or incurred the illness, injury or condition that caused him to become permanently and totally disabled.

A person who has incurred a Disability shall cease to be considered Disabled as of the date he no longer satisfies all of the foregoing conditions.

1.31

Discretionary Company Matching Contributions. Discretionary Company Matching Contributions means the Discretionary Company Matching Contributions made on behalf of a Participant prior to July 1, 1989 and determined pursuant to the terms of the Plan as in effect prior to July 1, 1989.

1.32

Discretionary Company Matching Contribution Account. Discretionary Company Matching Contribution Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Discretionary Company Matching Contributions made on his behalf prior to July 1, 1989 and determined pursuant to the terms of the Plan as in effect prior to July 1, 1989, including any subaccounts that may be established.

1.33

Earnings. Earnings means the total compensation paid by an Employer to an Employee during the previous Plan Year (which constitutes wages under Section 3121(a) of the Code without regard to the dollar limitation therein), and in addition includes salary reduction amounts under a plan qualifying under Section 125, 129 or 401(k) of the Code and amounts allocated to an Employee’s Bonus and Income Savings Account (divided by 1.1845) and Supplemental Contribution Account during the previous Plan Year. Notwithstanding the foregoing sentence, “Earnings” does not include moving expense reimbursements, mortgage interest differentials, special awards, bonuses paid in the form of stock outside of the Plan, miscellaneous executive benefits, taxable costs of group term life insurance in excess of $50,000, and, for Employees on foreign assignment, all international assignment premiums, allowances, reimbursements, and deferred bonuses. Furthermore, in the case of a full-time Employee, if the following annual amount of compensation would be greater compensation would be greater than the above amount, this alternative shall be used:

(a)

In the case of an hourly-paid Employee, his regular hourly rate and scheduled hours, and in the case of the salaried Employee, his regular monthly salary, in each instance as of January 1 of the current Plan Year, excluding overtime and abnormal schedules; plus

(b)

An Employee’s incentive payments paid in the prior year, including TeamPower, EICP, Gainsharing, MIP, Sales Incentive, CPFR (and/or amounts contributed to an Employee’s Bonus and Income Savings Account (divided by 1.1845) in lieu of such incentive payments), night shift premiums and commissions and other incentive payments paid in the prior year, all as determined by the Company.

An Employee’s Annual Earnings shall be recomputed each January of the current Plan Year based on the above definition and, except as otherwise specifically provided in this Plan, shall be effective for the period February 1 through January 31 of the following year.

If an Employee was a Part-time Employee for the entire previous Plan Year, Earnings for such Part-time Employee shall be calculated on the basis of such Employee’s total compensation for the previous Plan Year, or if greater, such Employee’s current part-time rate of pay multiplied by his scheduled hours for the Plan Year. In the case of a Part-time Employee who was not a Part-time Employee for the entire previous Plan Year, Earnings shall be calculated on the basis of such Employee’s current part-time rate of pay multiplied by his scheduled hours for the Plan Year.

See Section 13.9 in the case of an Employee who incurs a leave of absence due to qualified military service (as defined in Section 414(u)(5) of the Code) and who returns to employment with the Company or any member of the Group.

The Employee Relations Committee shall adopt such rules as it deems advisable to prevent the double counting of any amounts.

For Plan Years beginning on and after January 1, 2001, Earnings paid during such Plan Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

For Plan Years beginning after December 31, 2008, Earnings shall include differential wage payments, as defined in Section 3401(h)(2) of the Code, that are paid during such Plan Year.

1.34	Effective Date. Effective Date means January 1, 2011. The original effective date of the Plan was July 1, 1960.

1.35

Eligible Employee. Eligible Employee means an Employee employed by an Employer within the United States and any Employee who is a United States Employee in Foreign Service. Directors who serve the Company as officers, other than persons who serve the Company solely as directors or as members of a committee comprised of directors, shall be Eligible Employees. In addition, and notwithstanding the foregoing, Third Country Nationals may be designated by Plan amendment as Eligible Employees (either generally or only for purposes of receiving Bonus Savings Allocations pursuant to Section 4.1(e)).

Notwithstanding the foregoing, in no event shall (a) any employee who is covered by a collective bargaining agreement with the Company, resulting from negotiations in which retirement benefits were the subject of good faith bargaining between the Company and employee representatives, that does not provide for his participation in this Plan, (b) a “leased employee” (as defined in Section 414(n) of the Code), or an individual who would be defined as a “leased employee” but for the fact that he is a common law employee of the Group, or (c) any individual retained by the Company or by any member of the Group to perform services for such employer (for either a definite or indefinite duration) and is characterized thereby as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an employee), regardless of such individual’s status under common law, including, without limitation, any such individual who is or has been determined by a third party, including, without limitation, a government agency or board or court or arbitrator, to be an employee of an Employer for any purpose, including, without limitation, for purposes of any employee benefit plan of an Employer (including this Plan) or for purposes of federal, state or local tax withholding, employment tax or employment law, be an Eligible Employee, regardless of such person’s reclassification for such period by the Internal Revenue Service for tax withholding purposes.

Notwithstanding the foregoing, any other Employee so designated by Plan amendment on a nondiscriminatory basis shall be an Eligible Employee.

Notwithstanding anything to the contrary above, in no event shall a nonresident alien who is an Employee of a foreign subsidiary be an Eligible Employee if he is scheduled to be employed in the United States for less than one year.

1.36

Employee. Employee means a common law employee of any member of the Group, any person performing services for the Group as a “leased employee” (as defined in Section 414(n) of the Code) and a Participant who has incurred a Disability. For Plan Years beginning after December 31, 2008, “Employee” shall include any person receiving a differential wage payment, as defined in Section 3401(h)(2) of the Code, from any member of the Group.

1.37

Employee Relations Committee. Employee Relations Committee means the committee to administer the Plan in accordance with Article 10 consisting of the individuals who serve in the following positions, or in the comparable successor positions however such positions may hereafter be designated:

Chief Financial Officer

Vice President - Global Human Resources

Vice President – Global Benefits and Domestic Services

Vice President – Office of the Chairman

1.38	Employer. Employer means the Company, Hill’s Pet Nutrition, Inc., Hill’s Pet Nutrition Sales, Inc., Hill’s Pet Nutrition Indiana, Inc., and any other member of the Group which is designated by the Board as a participating company under the Plan and which adopts the Plan.

1.39

Employment Commencement Date. Employment Commencement Date means the date on which the Employee first performs an “hour of service”, as calculated and credited to the Employee in accordance with Department of Labor Regulations Section 2530.200b- 2(b) and (c), which hereby are incorporated by reference, for any member of the Group.

1.40	Enrollment Date. Enrollment Date means the date on which an Eligible Employee becomes a Participant, as determined under Sections 2.1(b) and (c).

1.41	ERIP. ERIP means the Colgate-Palmolive Company Employees’ Retirement Income Plan.

1.42	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.43

Fair Market Value. Fair Market Value means fair market value as determined in good faith by the Trustee in accordance with Sections 3(18) and 408 of ERISA (and the regulations issued thereunder by the Secretary of Labor) and Section 401(a)(35) of the Code (and any regulations issued thereunder by the Secretary of the Treasury).

1.44

Former STOC Plan Account. Former STOC Plan Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to the value of his STOC Plan account, which was transferred to this Plan as of October 1989, including any subaccounts that may be established.

1.45

Grandfathered Employee. Grandfathered Employee means a Participant who is a “Grandfathered Member” under the ERIP. A Grandfathered Employee who has a severance from service date (as determined under Section 1.72) after September 1, 2010 and who thereafter returns to Service will be treated as a New Participant.

1.46

Group. Group means the Company and any other company which is related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, any organization which is part of an affiliated service group in accordance with Section 414(m) of the Code, or any entity required to be aggregated with the Company in accordance with Section 414(o) of the Code and the regulations thereunder. For purposes of determining whether or not a person is an Employee and the period of employment of such person, each such other company shall be included in the “Group” only for such period or periods before or during which such other company is with respect to the Company a member of a controlled group, under common control, an affiliated service group or otherwise required to be aggregated.

1.47

Highly Compensated Employee. Highly Compensated Employee means, an individual determined in accordance with Section 414(q) of the Code, and with such rules and regulations as shall be promulgated by the Internal Revenue Service pursuant to such Section who, (i) at any time during the Plan Year being tested (the “determination year”) or the twelve-month period immediately preceding the determination year (the “look- back year”) was a 5% owner (as defined in Section 416(i)(1) of the Code) with respect to an Employer or a member of the Group, or (ii) during the look-back year earned more than

$80,000 of Section 414(q) compensation (as defined in Section 414(q)(4) of the Code). The $80,000 amount shall be adjusted at the time and to the amount prescribed by the Secretary of the Treasury pursuant to Section 414(q)(1) of the Code. Section 414(q) Compensation (as defined in Section 414(q)(4) of the Code) paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

1.48

Hill’s Company Matching Contribution Account. Hill’s Company Matching Contribution Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to the value of his Hill’s company matching contributions made through June 30, 2000.

1.49	Hill’s Employee. Hill’s Employee means an Employee of Hill’s Pet Nutrition, Inc., Hill’s Pet Nutrition Sales, Inc, or Hill’s Pet Nutrition Indiana, Inc.

1.50

Hill’s Union Employee. Hill’s Union Employee means a Hill’s Employee who is represented by (i) the Retail Delivery Drivers, Driver Salesmen and Helpers Union Local #2785, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America; (ii) the Miscellaneous Warehousemen, Drivers and Helpers Union Local #986, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, or (iii) the United Food and Commercial Workers of America Union Local #340 and its District Local #2.

1.51	Income Savings Allocations. Income Savings Allocations means the Company Contributions to the Trust Fund made pursuant to Section 4.1(e).

1.52	Investment Funds. Investment Funds means the investment vehicles specified in Section 7.1 for investment of Plan assets. This Section 1.52 shall be effective as of September 1, 2010.

1.53	Leveraged Shares. Leveraged Shares means shares of Company Stock acquired by the Trustee with the proceeds of the Acquisition Loan.

1.54

New Participant. New Participant means an Eligible Employee who (i) either (A) has a Employment Commencement Date after June 1, 2010, or a re-employment commencement date (as determined under Section 1.62) after August 31, 2010, or (B) has an Employment Commencement Date on or before June 1, 2010 or a re-employment commencement date (as determined under Section 1.62) on or before August 31, 2010 but who is not an Eligible Employee on August 31, 2010, and (ii) who is neither a Grandfathered Employee, a Hill’s Union Employee, nor a member of the September 1, 2010 Disability Group.

1.55

1989 ESOP Windfall Account. 1989 ESOP Windfall Account means the separate Account maintained for a Participant to record his portion of the Trust Fund attributable to (i) Leveraged Shares released from the Suspense Account in 1989 that were not allocated as Company Matching Contributions or dividends, and (ii) the special 1989 non-leveraged Preferred Stock allocations, including any subaccounts that may be established.

1.56	Part-time/Temporary Employee. Part-time/Temporary Employee means an Employee regularly scheduled to work less than 50% of the full-time equivalent level established by the applicable location. Such term shall also include a temporary Employee hired on a seasonal and/or irregular schedule which is not predetermined and who does not work in excess of 910 hours per year, including overtime, and any student who is employed as part of a training program and will be returning to school and who does not work in excess of 910 hours per year, including overtime.

1.57

Participant. Participant means an Eligible Employee who has become a participant in the Plan in accordance with Article 2. Except for purposes of Sections 2.1 and 2.2, and Articles 3 and 4, an Eligible Employee who has made a rollover to the Plan which meets the requirements of Section 13.6 and for whom a Rollover Account is maintained shall be treated as a Participant and such Eligible Employee shall become a Participant for all purposes after meeting the requirements of Sections 2.1 and 2.2. Each Participant shall continue to be such after he ceases to be an Eligible Employee until his Accounts have been completely distributed.

1.58

Pension Fund Committee. Pension Fund Committee means the committee having the functions delineated in Article 10 and consisting of the individuals who serve in the following positions, or in the comparable successor positions however such positions may hereafter be designated:

Chief Financial Officer

Vice President – Global Human Resources

Vice President – Global Benefits and Domestic Services

Vice President – Office of the Chairman

Vice President and Treasurer

Assistant Treasurer

Vice President – Tax

Vice President and Corporate Controller

1.59	Plan. Plan means the Colgate-Palmolive Company Employees Savings and Investment Plan as in effect on January 1, 2011, and set forth herein or as amended from time to time thereafter.

1.60	Plan Year. Plan Year means the twelve-month period commencing on any January 1.

1.61	Preferred Stock. Preferred Stock means Series B Convertible Preference Stock of the Company.

1.62

Prior Document. Prior Document means the Colgate-Palmolive Company Employees Savings and Investment Plan, as in effect on December 31, 2010, and any prior version, amendment or restatement from its original effective date, July 1, 1960.

1.63

Prior Plan Company Account. Prior Plan Company Account means the separate Account maintained for a Participant to record his portion of the Trust Fund attributable to (i) the value of his profit sharing account from the Murphy-Phoenix Company Salaried Employees’ 401(k) Profit Sharing Plan and Trust, which was transferred to this Plan as of January 1, 1993, and (iii) the value of his employer contributions from the Gel-Kam 401(k) Employee Savings Plan, which was transferred to this Plan as of April 1, 1993, and (iii) the value of his “Employer Contribution Account” in the Softsoap Enterprises Inc. Profit

Sharing and Retirement Savings Plan, which was transferred to this Plan as of May 9, 1995, including any subaccounts that may be established.

1.64

Qualified Contribution Account. Qualified Contribution Account means the separate Account maintained for a Participant to record his portion of the Trust Fund attributable to Qualified Contributions made on his behalf, including any subaccounts that may be established.

1.65	Qualified Contributions. Qualified Contributions means Company Contributions made to the Trust Fund pursuant to Section 4.6.

1.66

Recognized Earnings. Recognized Earnings means Earnings that are taken into account in determining a Participant’s allocations/contributions under the Plan; provided, however, that the maximum amount of Recognized Earnings taken into account in determining allocations for any Plan Year shall not exceed $245,000, as adjusted for cost- of-living increases in accordance with Section 401(a)(17)(B) of the Code.

1.67

Retiree Insurance Account. Retiree Insurance Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Retiree Insurance Allocations made on his behalf, including any subaccounts that may be established.

1.68	Retiree Insurance Allocations. Retiree Insurance Allocations means the Company Contributions to the Trust Fund made pursuant to paragraph (f) of Section 4.1.

1.69	Retirement. Retirement means the severance from employment by an Employee on or after attaining age 55 or meeting the requirements of a voluntary early retirement program offered by an Employer.

1.70	Rollover Account. Rollover Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to a rollover meeting the requirements of Section 13.6.

1.71	September 1, 2010 Disability Group. September 1, 2010 Disability Group means any Participant other than a Grandfathered Employee or Hill’s Union Employee who was Disabled on September 1, 2010.

1.72

Service. Service means a period of service commencing on the Employee’s Employment Commencement Date or re-employment commencement date, whichever is applicable, and ending on the severance from service date. Service shall include service with any member of the Group and with any acquired business. Severance from service date occurs when an Employee retires, quits, dies or is discharged, or the first anniversary of the first date of absence for any other reason; provided, however, that solely when calculating an Employee’s Service for vesting purposes under Section 6.1, an Employee who incurs a severance date on other than the last day of a calendar month shall be credited with Service for the remainder of such month.

For purposes of determining an Employee’s Service under the Plan:

(a)

If an Employee is severed from Service and the period of time from the date of severance to the date of re-employment is one year or less, the period of severance, as well as the period of Service prior to the date of severance, shall be credited to the Employee as though the Employee had not severed from Service but had remained in continuous Service with the Company or member of the Group.

(b)

If an Employee is severed from Service and the period of time from the date of severance to the date of re-employment is greater than one year, the period of Service prior to the date of severance, but not the period of severance, shall be credited to the Employee.

(c)

If an Employee is absent from work beyond the first anniversary of the first date of absence for maternity or paternity reasons, his severance from service date is the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a period of Service nor a period of severance. An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(d)	See Section 13.9 in the case of an Employee who has been absent from work due to qualified military service (as defined in Section 414(u)(5) of the Code).

Notwithstanding the foregoing, an Employee who is on layoff shall not have a severance from service date until the later of (i) the date computed in accordance with the foregoing provisions of this paragraph or (ii) the date on which the Employee’s right to be recalled under the terms of an applicable collective bargaining agreement, if any, expire.

The Employee Relations Committee may adopt administrative procedures to implement the crediting of Service.

1.73

Sign-on Allocations. Sign-on Allocations means the Company Contributions to the Trust Fund made pursuant to Section 4.1(h) under the Prior Document which are included as part of the Participant’s Bonus and Income Savings Account.

1.74

Success Sharing Account. Success Sharing Account means the separate Account maintained for a Participant to record his share of the Trust Fund attributable to Success Sharing Allocations and Supplemental Contribution Allocations made on his behalf, including any subaccounts that may be established.

1.75	Success Sharing Allocations. Success Sharing Allocations means the Company Contributions to the Trust Fund made pursuant to paragraph (h) of Section 4.1.

1.76	Supplemental Contribution Allocations. Supplemental Contribution Allocations means the Company Contributions to the Trust Fund made pursuant to Section 4.1(g).

1.77

Suspense Account. Suspense Account means the separate Account maintained by the Trustee to hold Company Stock acquired with the proceeds of the Acquisition Loan prior to its release pursuant to Section 4.2.

1.78

Third Country National. Third Country National means an Employee who is neither a U.S. Citizen nor resident alien, is actively employed outside the United States, and has been designated to participate in the Colgate-Palmolive Company Unfunded Expatriate Pension Plan.

1.79

Trustee. Trustee means the individual(s) and/or entity(ies) appointed from time to time by the Pension Fund Committee to administer the Trust Fund in accordance with Section 11.1. Separate Trustees may be appointed with respect to different Investment Funds under the Plan.

1.80	Trust Agreement. Trust Agreement means the agreement entered into between the Company and the Trustee, as provided for in Section 11.1, as the same may be amended from time to time.

1.81	Trust Fund. Trust Fund means the trust fund established in accordance with Section 11.1 from which benefits provided under this Plan will be paid.

1.82

United States Employee in Foreign Service. United States Employee in Foreign Service means an Employee who is a citizen or resident alien of the United States and is either: (a) An Employee of a foreign Group member, provided such foreign Group member is subject to an agreement between the Company and the Internal Revenue Service under Section 3121(l) of the Code,

	(b)	An Employee of a domestic Group member provided that such domestic Group member has 95% or more of its gross income from sources without the United States and 90% or more of its income is derived from the active conduct of the trade or business, or

	(c)	Any other Employee so designated by the Company on a nondiscriminatory basis pursuant to the Company’s foreign service compensation policies.

Such an Employee shall be treated as an Eligible Employee for the purposes of the Plan. An Employee otherwise described in this Section who was not transferred by the Company to the Group member described above shall not be considered a United States Employee in Foreign Service.

1.83	Valuation Date. Valuation Date means every business day on which the New York Stock Exchange is open for trading.

1.84

Year of Eligibility Service. Year of Eligibility Service means, for Part-Time/Temporary Employees, the 12-consecutive month period beginning on an Employee’s Employment Commencement Date in which he is credited with 1000 or more “Hours of Service”. If a Part-Time/Temporary Employee fails to complete 1000 or more “Hours of Service” during such initial 12-consecutive month period, the 12-consective month period shall change to the Plan Year which includes the first anniversary of the Employment Commencement Date and subsequent Plan Years until the Part-Time/Temporary Employee either is credited with 1000 or more “Hours of Service” or fails to complete more than 500 “Hours of Service” during such Plan Year. If a Part-Time/Temporary Employee fails to complete

Employee fails to complete more than 500 “Hours of Service” during such Plan Year, a new 12-consecutive month period shall be used in determining whether the Employee is credited with 1000 or more “Hours of Service”, commencing with the date on which the Employee first completes an “Hour of Service” after such Plan Year.

For purposes of this Section 1.84, “Hour of Service” shall mean each hour for which:

(a)

the Employee is directly or indirectly paid, or entitled to payment, by a member of Group for the performance of duties (these hours shall be credited to the Employee for the 12-consecutive month period in which the duties are performed);

(b)

the Employee is paid, or entitled to payment, by a member of the Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that (i) no more than 501 “Hours of Service” shall be credited for any single continuous period (whether or not such period occurs in a single 12-consecutive month period) during which the Employee performs no duties; (ii) no hours shall be credited if such payment is made or due under a plan maintained by a member of the Group solely for purposes of complying with applicable worker’s compensation or unemployment insurance or disability insurance laws; and (iii) no hours shall be credited for a payment that solely reimburses the Employee for medical or medically-related expenses incurred by the Employee; and

(c)

back pay, irrespective of mitigation of damages, has been awarded or agreed to by a member of the Group (these hours shall be credited to the Employee for the 12- consecutive month period to which the award or agreement pertains rather than the period in which the award, agreement or payment is made).

The same “Hours of Service” shall not be credited under subsection (a) or (b), as the case may be, and subsection (c). Crediting of hours for back pay awarded or agreed to with respect to periods described in subsection (b) shall be subject to the limitations of that subsection.

In the event the member of the Group which employs the Employee fails to maintain adequate service records for any week in which the Employee completes one Hour of Service, the Employee shall be deemed to have completed 45 Hours of Service in such week.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1	Eligible Employees on and after September 1, 2010.

	(a)	An Eligible Employee who was a Participant in the Plan on August 31, 2010 shall automatically continue as a Participant.

(b)

An Eligible Employee (other than a Part-Time/Temporary Employee) who is not a Participant on August 31, 2010, but who is both an Eligible Employee and age 18 on his Employment Commencement Date, shall become a Participant on such date. Any other Employee who is not a Part-Time/Temporary Employee shall become a Participant on the later of the date he becomes an Eligible Employee or the date he attains age 18. An Eligible Employee who is a Part-Time/Temporary Employee after August 31, 2010 shall become a Participant on the first day of the month coincident with or immediately following the date he both completes a Year of Eligibility Service and attains age 18, provided he is an Eligible Employee on such date. In no event, however, shall any Eligible Employee who is not a Participant on August 31, 2010, e.g., someone hired after June 1, 2010 become a Participant prior to September 1, 2010.

(c)

A person who is reemployed as an Eligible Employee (other than a Part- Time/Temporary Employee) shall become a Participant upon meeting the conditions of Section 2.1(b). A person who is reemployed as an Eligible Employee who is a Part-Time Employee shall become a Participant on his reemployment date if he was previously a Participant. Otherwise, he will be treated under Section 2.1(b) .

2.2

Elections upon Becoming a Participant. Upon becoming a Participant under Section 2.1, a Participant (i) may authorize his Employer to reduce his current cash compensation by the amount of his Before-tax Contributions pursuant to Section 3.1, (ii) may authorize his Employer to make payroll deductions in the amount of his After-tax Contributions pursuant to Section 3.2, and (iii) shall make an investment election from among those options then provided under the Plan as described in Article 7. Any such payroll authorization and investment authorization shall remain in effect until changed by notice given to the Employee Relations Committee, in such manner as the Employee Relations Committee may prescribe. If a Participant fails to make an election under (i) or (ii) above, he shall be deemed to have elected to have no Before-tax Contributions made on his behalf and no After-tax Contributions made by him, and shall not be entitled to Company Matching Contributions or Qualified Contributions made on his behalf.

2.3

Beneficiary Designation. Each Participant shall designate a Beneficiary on the Appropriate Form provided by the Employee Relations Committee or in such manner as the Employee Relations Committee may prescribe. The designated Beneficiary may be one or more individuals or an estate, trust or organization (other than a corporation); however, if the Participant is married at the time of his death, his surviving spouse shall automatically be his sole Beneficiary unless such spouse has consented, in writing, to a designation of a different Beneficiary (by name) or to any subsequent change in a Beneficiary (by name). Such consent must be witnessed by a notary public and must contain an acknowledgment by such spouse of the effect of the designation. If more than one individual or trust is named, the Participant shall indicate the shares and/or precedence of each individual or trust so named. Any Beneficiary so designated may be changed by the Participant at any time (subject to his spouse’s consent, if applicable) by signing and filing the Appropriate Form with the Employee Relations Committee, or in such manner as the Employee Relations Committee may prescribe.

In the event that no Beneficiary had been designated or that no designated Beneficiary survives the Participant, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (1) spouse, (2) children, including adopted children, in equal shares, per stirpes, (3) parents, in equal shares (4) brothers and sisters, in equal shares, per stirpes, and (5) executors and administrators.

2.4

Transfers to and back from Non-Covered Status. If a Participant ceases to meet the definition of Eligible Employee but continues in the employ of an Employer or any other member of the Group, his right to have contributions made on his behalf, or to make contributions, to the Plan shall be suspended. If during the period of his suspension, his employment with the Employer or member of the Group terminates for any reason, he shall be eligible for a distribution of his Accounts in accordance with the provisions of Article 9.

If and when the suspended Participant again becomes an Eligible Employee, he may resume making After-tax Contributions and having Before-tax Contributions and Company Contributions made on his behalf.

ARTICLE 3

BEFORE-TAX CONTRIBUTIONS; AFTER-TAX CONTRIBUTIONS

3.1	Before-tax Contributions

(a)

Each Participant who is an Eligible Employee may elect to have his Employer make Before-tax Contributions to the Plan on his behalf to be credited to his Before-tax Contribution Account in which case the cash compensation otherwise payable by the Employer to the Participant shall be reduced by an amount equal to the Before-tax Contributions so made. Subject to the limitations prescribed in Sections 3.4, 4.4, and 8.2, the amount of Before-tax Contributions shall be limited to 25% of the Recognized Earnings allocated to the pay period for which the contribution is to be made; provided, however, that in the case of Participants who are Highly Compensated Employees or Third Country Nationals for the Plan Year, the Employee Relations Committee may further limit the amount of Before- tax Contributions permitted for such pay period. Elections to make Before-tax Contributions can be made with respect to Recognized Earnings only to the extent the Recognized Earnings is considered “compensation” for purposes of Section 415(c)(3) of the Code and Treasury Regulation Section 1.415(c)-2 (including the timing rule of Treasury Regulation Section 1.415(c)-2(e)).

In no event, however, shall the aggregate of Before-tax Contributions (and such other “elective deferrals”, as defined in Section 402(g)(3) of the Code and Treasury Regulation Section 1.402(g)-1(b)) made on a Participant’s behalf with respect to any calendar year exceed $16,500 (or such other dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(5) of the Code and

Treasury Regulation Section 1.402(g)-1(d)(1)). No Participant shall be permitted to have Before-tax Contributions made on his behalf under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.1(b) hereof and Section 414(v) of the Code, if applicable.

(b)

Each Participant who has or will have attained age 50 before the close of the Plan Year may elect to have his Employer make Before-tax Contributions to the Plan on his behalf in the form of Age 50 and Older Additional Contributions for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code, in which case the cash compensation otherwise payable by the Employer to the Participant shall be reduced by the amount of the Age 50 and Older Additional Contributions so made. The amount of the Age 50 and Older Additional Contributions shall be from 1% through 50% of Recognized Earnings paid for each pay period, in multiples of one, as such Participant shall designate on the Appropriate Form, or in such other manner as the Committee may prescribe. Age 50 and Older Additional Contributions shall not be taken into account in determining the amount of Company Matching Contributions made on behalf of such Participant pursuant to Section 4.1(b). In the event a Participant becomes subject to the limitations of Sections 3.1(a), 3.4, 3.6 or 4.4 for any Plan Year, Age 50 and Older Additional Contributions which cause these limitations to be exceeded shall not be taken into account in applying such limitations to the affected

Participant and shall not be taken into account for purposes of determining the Plan’s compliance with these Plan provisions or with Article 16 of the Plan or Section 410(b) of the Code. With respect to any Participant who is covered by a collective bargaining agreement providing for the applicability of this Section 3.1(b) to such Participant, the effective date of this Section 3.1(b) shall be as determined pursuant to such agreement.

3.2

After-tax Contributions. Each Participant who is an Eligible Employee is permitted to make After-tax Contributions to the Plan, which shall be credited to his After-tax Contribution Account. Such After-tax Contributions, if made, shall be contributed by the Participant by payroll deduction and shall be such amount as the Participant shall designate, except that, subject to the limitations prescribed in Sections 3.1, 4.4, 4.5 and 8.2, the amount of After-tax Contributions may not exceed 25% of the Recognized Earnings allocable to the pay period for which the contribution is made; provided, however, that in the case of Participants who are Highly Compensated Employees or Third Country Nationals for the Plan Year, the Employee Relations Committee may further limit the amount of After-tax Contributions permitted for such pay period.

3.3

Change in Contribution Rate. A Participant may elect to increase or decrease (including a complete suspension) of the amount of contributions to the Plan, within the limits specified in Section 3.1 and Section 3.2, effective as of the first day of any payroll period, by giving notice to the Employee Relations Committee, in such manner and within such period as the Employee Relations Committee may prescribe before such change becomes effective.

3.4	Limitations on Before-tax Contributions.

(a)

Notwithstanding the foregoing provisions of this Article 3, the Employee Relations Committee shall limit the amount of Before-tax Contributions made on behalf of each Eligible Employee who is a Highly Compensated Employee for each Plan Year to the extent necessary to ensure that either of the following tests is satisfied:

(i)

the “Actual Deferral Percentage” (as hereinafter defined) for the group of Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Employees for the Plan Year multiplied by 1.25; or

(ii)

the excess of the Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees over that of all other Eligible Employees is not more than two percentage points, and the Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Employees for the Plan Year multiplied by 2.0.

Notwithstanding the foregoing, the Employee Relations Committee may elect to use the Actual Deferral Percentage for Eligible Employees who are not Highly Compensated Employees for the Plan Year preceding the Plan Year being tested rather than the current Plan Year provided that such election must be evidenced by a Plan amendment.

(b)

For purposes of this Section 3.4, the term “Actual Deferral Percentage” shall mean, for any specified group of Eligible Employees, the average of such Employees’ Deferral Percentages (as defined below).

(c)	For purposes of this Section 3.4, the term “Deferral Percentage” shall mean, for any Eligible Employee, the ratio of:

	(i)	the aggregate of the Before-tax Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(k)-2(a)(4), are taken into account with respect to such Plan Year, to

(ii)

such Employee’s Section 414(s) compensation (as determined under Section 414(s) of the Code) for such Plan Year. For this purpose, Section 414(s) compensation shall mean W-2 compensation as described in Treasury Regulation Sections 1.414(s)-1(d)(2) and 1.415-2(d)(11), and shall also include all amounts currently not included in the Employee’s gross income by reason of Sections 125 and 402(e)(3) of the Code. In the case of an Employee who begins, resumes, or ceases to be eligible to elect to have Before-tax Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Section 414(s) compensation received by the Employee during the entire Plan Year. For Plan Years beginning on and after January 1, 2001, Section 414(s) Compensation (as determined under Section 414(s) of the Code) paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

(d)

The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have before-tax contributions made on his behalf under two or more arrangements described in Section 40l(k) of the Code that are maintained by the Company, or other member of the Group, shall be determined as if such before-tax contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulation Section 1.401(k)-1(b)(4)(iv).

If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(k)-1(b)(4)(iii) for purposes of determining whether or not such plans satisfy Sections 401(k), 401(a)(4), and 410(b) of the Code, then the provisions of this Section 3.4 shall be applied by determining the Actual Deferral Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

(e)

In the event it is determined prior to any payroll period that the amount of Before- tax Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section 3.4 to be exceeded, the amount of Before-tax Contributions allowed to be made on behalf of Participants who are Highly Compensated Employees (and/or such other Participants as the Employee Relations

Committee may prescribe) shall be reduced to a rate determined by the Employee Relations Committee (including a rate of 0% if the Employee Relations Committee so determines). Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Employee Relations Committee shall prescribe. In the event that Before-tax Contributions made on a Participant’s behalf are discontinued for the remainder of a calendar year pursuant to this paragraph, such contributions shall, effective as of the January 1 following the discontinuance, automatically resume on behalf of such Participant at the Before-tax Contributions rate in effect at the time of the discontinuance.

(f)

(i)

Notwithstanding the foregoing, with respect to any Plan Year in which Before-tax Contributions made on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in this Section 3.4, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the actual deferral percentage test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of the Participant’s Section 414(s)

Compensation. The amount of Before-tax Contributions made by each Highly Compensated Employee in excess of the amount permitted under his revised deferral ratio shall be added together. This total dollar amount of excess contributions (“excess contributions”) shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (2) below.

(ii)

The Before-tax Contributions of the Highly Compensated Employee with the highest dollar amount of Before-tax Contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s Before-tax Contributions to equal the dollar amount of the Before-tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-tax Contributions or (ii) an amount equal to the total excess contributions. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly Compensated Employee, together with income thereon, shall be distributed to him in accordance with the provisions of paragraph (g).

(iii)

The excess contributions, together with income thereon, allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2½ months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Before-tax

Contributions previously returned to the Participant under Section 3.5 for that Plan Year. In the event any Before-tax Contributions returned under this Section were matched by Company Matching Contributions, and there were no After-tax Contributions to which the Company Matching Contributions can be attributed, such corresponding Company Matching Contributions, with income thereon, shall be forfeited and used to reduce Employer contributions.

(g)

Income on a Participant’s excess Before-tax Contribution shall be determined by multiplying the income allocated to his Before-tax Contribution Account for the Plan Year in which such excess Before-tax Contribution was made by a fraction, the numerator of which is the excess Before-tax Contributions for such Participant for the Plan Year, and the denominator of which is the total Before-tax Contribution Account balance for such Participant as of the first day of the Plan Year, plus the Before-tax Contributions made on behalf of such Participant during the Plan Year.

(h)	Distributions pursuant to this Section 3.4 shall be made proportionately from the Investment Funds with respect to the Participant’s Account or Accounts from which distribution is made.

(i)

The Employee Relations Committee may, to the extent permitted under Treasury Regulation Section 1.401(k)-2(b)(3), recharacterize as After-tax Contributions for such Plan Year all or a portion of the Before-tax Contributions for Participants who are Highly Compensated Employees to the extent necessary to comply with the applicable limit set forth in this Section 3.4. Recharacterized amounts shall remain non-forfeitable and subject to the same distribution requirements as Before-tax Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount, in combination with other After-tax Contributions made by such Employee, would exceed the limitations under the Plan with respect to After-tax Contributions.

Recharacterization shall occur no later than two and one-half months after the last day of the Plan Year in which such excess Before-tax Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

(j)

In the event it is determined prior to any payroll period that the amount of a Participant’s Before-tax Contributions elected to be made thereafter will cause the dollar limitation prescribed in Section 3.1 to be exceeded for the Plan Year with respect to such Participant, the amount of Before-tax Contributions otherwise allowed to be made on behalf of such Participant shall be discontinued at the dollar limit. Unless otherwise directed by the Participant, an election to make After-tax Contributions in the same amount shall be deemed to have been made by the Participant for the balance of the Plan Year. In the event that Before-tax Contributions made on a Participant’s behalf are discontinued for the remainder of a calendar year pursuant to this paragraph, such contributions shall, effective as of the January 1 following the discontinuance, automatically resume on behalf of such

Participant at the Before-tax Contributions rate in effect at the time of the discontinuance unless the Participant directs otherwise.

(k)

Notwithstanding any distributions or recharacterizations pursuant to the provisions of this Section 3.4, excess Before-tax Contributions shall be treated as Annual Additions for purposes of Section 4.4.

(l)

In the event that an Employer elects to make a Qualified Contribution on behalf of any or all Participants in the Plan, such Qualified Contribution, to the extent specified, shall be treated as a Before-tax Contribution solely for the purposes of this Section 3.4.

(m)

The Employee Relations Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.4 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

(n) Eligible Employees who are nonresident aliens with no Section 414(s) compensation from U.S. Sources shall not be taken into account for purposes of this Section 3.4.

3.5	Distributions of Excess Deferrals.

(a)

Notwithstanding any other provisions of the Plan, Excess Deferrals (as hereinafter defined), plus any income and minus any loss allocable thereto for the applicable calendar year (determined in the same manner as the method set forth in Section

3.4(g)), shall be distributed to Participants who claim such allocable Excess Deferrals no later than April 15 of the calendar year following the calendar year in which the excess occurred.

(b)

For purposes of this Section 3.5, “Excess Deferrals” shall mean the amount of a Participant’s Before-tax Contributions (and other “elective deferrals” within the meaning of Section 402(g)(3) of the Code) for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.5(c) hereof.

(c)

A Participant may make a claim for the distribution of Excess Deferrals pursuant to the terms and conditions of this Section 3.5(c). Such Participant’s claim shall be in writing; shall be submitted to the Employee Relations Committee no later than March 1 of the calendar year following the calendar year of the Excess Deferrals; shall specify the amount of the Participant’s Excess Deferrals for the preceding calendar year; and shall be accompanied by (i) the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 403(b) or 501(c)(18) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral occurred, and (ii) such documentation as the Employee Relations Committee, in its sole discretion, shall require to substantiate the Participant’s written statement. The Employee Relations Committee may, on a uniform and nondiscriminatory basis, automatically deem the Participant to have made a claim for a distribution of Excess Deferrals if such excess arises by taking into account only those elective deferrals made to this Plan and any other plans of the Employer and any member of the Group.

(d)

The Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferrals, shall in no event exceed the lesser of the Participant’s Before-tax Contribution Account under the Plan or the Participant’s Before-tax Contributions for the year.

(e)

Excess Deferrals shall be treated as Annual Additions under Section 4.4 of the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant’s taxable year in which such excess occurred.

3.6	Coordination of Excess Amounts under Sections 401(k) and 402(g) of the Code.

(a)

The amount of excess Before-tax Contributions to be recharacterized or distributed under Section 3.4 with respect to a Participant for the Plan Year shall be reduced by any Excess Deferrals previously distributed to such Participant under Section 3.5 for the Participant’s taxable year ending with or within such Plan Year.

(b)

The amount of Excess Deferrals that may be distributed under Section 3.5 with respect to a Participant for a taxable year shall be reduced by any excess Before- tax Contributions previously distributed to such Participant or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year.

ARTICLE 4
COMPANY CONTRIBUTIONS AND ESOP ALLOCATIONS

4.1	Amount of Company Contributions.

(a)

For any Plan Year during which there are Leveraged Shares in the Suspense Account, to the extent that (i) dividends on Company Stock, and/or (ii) the proceeds of any Acquisition Loan made for the purpose of repaying a prior Acquisition Loan, are not sufficient to pay currently maturing obligations under Acquisition Loans, the Company shall make a Company Acquisition Loan Contribution in an amount equal to the shortfall.

(b)

Company Matching Contributions to the Plan are determined with respect to the amount of the Participant’s Before-tax Contributions, or After-tax Contributions, or both, not in excess of 6% of the Participant’s Recognized Earnings allocable to the pay period in which the contributions are made, in accordance with either of the following tables:

		(i)	For all Participants other than Grandfathered Employees and Hill’s Union Employees, for pay periods beginning on or after September 1, 2010 -

Company Matching
Years of Service	Percentage
Less than 5 years	50%
5 or more years	75%

(ii)

For all Participants for pay periods beginning prior to September 1, 2010; and for Participants who are Grandfathered Employees or Hill’s Union Employees, for pay periods beginning on or after September 1, 2010 -

Company Matching
Years of Service	Percentage
Less than 5 years	50%
At least 5 years but less	55%
than 10 years
10 or more years	70%

For purposes of determining the level of Company Matching Contribution to which a Participant is entitled during any Plan Year, all completed periods (as computed in years) of Service, whether or not completed consecutively, shall be taken into account; provided, however, that a Participant’s total years of Service shall be determined as of December 31 of such Plan Year assuming he continued employment through such date.

In the event that a Participant’s Before-tax Contributions, or After-tax Contributions, or both, exceed 6% of the Participant’s Recognized Earnings for the applicable pay periods, Company Matching Contributions are credited first with respect to the Before-tax Contributions and then with respect to the After-tax Contributions.

To the extent the required Company Matching Contributions exceed the amount of shares available for allocation pursuant to Section 4.2(d)(ii), such excess amount shall be funded either by contributions in cash or Company Stock by the Company to be used as Company Matching Contributions, in each case as the Company determines in its sole discretion in a uniform and nondiscriminatory manner.

(c)

For each month beginning on or after September 1, 2010, amounts remaining after the allocations required under Sections 4.2(d)(i) and (iii) and Section 4.1(b) above, shall be allocated for such month pursuant to Section 4.2(d)(iv) to the Basic Retirement Contribution Account of New Participants and BRC Split Participants who complete one or more “Hours of Service,” as determined under Sections 1.84(a) and (b) (excluding hours credited because of Disability), during such month, as follows:

(i)	For New Participants -
Basic Retirement
	Years of Service	Contribution Percentage

	Less than 10 years	4% of Recognized
Earnings for the Month

	10 or more years	5% of Recognized
Earnings for the Month

(ii)	For BRC Split Participants –

Basic Retirement
	Years of Service	Contribution Percentage

	Less than 10 years	2% of Recognized
Earnings for the Month

	10 or more years	2.5% of Recognized
Earnings for the Month

For purposes of this Section 4.1(c), Recognized Earnings for any month shall equal one-twelfth (1/12) of the Recognized Earnings for the applicable twelve month period which includes such month.

To the extent the required Basic Retirement Contributions exceed the amount of shares available for allocation under Section 4.2(d)(iv), such excess amount shall be funded by contributions in cash.

For purposes of determining the level of Basic Retirement Contribution to which a Participant is entitled for any month, all completed periods (as computed in years) of Service, whether or not completed consecutively, shall be taken into account; provided, however, that a Participant’s total years of Service shall be determined as of December 31 of the Plan Year which includes such month assuming he continued employment through such date.

(d)

For each month beginning on or after September 1, 2010, amounts remaining after the allocations required under Sections 4.2(d)(i) and (iii), and Sections 4.1(b) and (c) above, shall be allocated for such month pursuant to Section 4.2(d)(v) to the Additional Basic Retirement Contribution Account of each BRC Split Participant who on August 31, 2010 was both a member under the ERIP and an Employee of Colgate-Palmolive Company (or on paid leave, unpaid leave, or Disability), has not incurred a severance from service date (as determined under Section 1.72) after September 1, 2010, and completes one or more “Hours of Service,” as determined under Sections 1.84(a) and (b) (excluding hours credited because of Disability) during such month, in accordance with the following table:

Years of Service	Additional Basic
as of	Retirement Contribution
December 31, 2010	Percentage
Less than 10	0% of Recognized
Earnings for the Month
10 to 14	1.5% of Recognized
Earnings for the Month
15 to 19	2.5% of Recognized
Earnings for the Month
20 to 24	3.5% of Recognized
Earnings for the Month
25 or more	4.5% of Recognized
Earnings for the Month

For purposes of this Section 4.1(d), Recognized Earnings for any month shall equal one-twelfth (1/12) of the Recognized Earnings for the applicable twelve month period which includes such month, and Years of Service as of December 31, 2010 shall be computed by aggregating all periods (as computed in years) of Service as of December 31, 2010, whether or not completed consecutively.

To the extent required Additional Basic Retirement Contributions exceed the amount of shares available for allocation under Section 4.2(d)(xi), such excess amount shall be funded by contributions in cash.

(e)

Each year, amounts remaining after the allocations required under Sections 4.2(d)(i) and (iii), and Sections 4.1(b) through (d) above, shall be allocated pursuant to Section 4.2(d)(vi) to the Bonus and Income Savings Account of each Participant listed on Schedule A for their Bonus Savings Allocations, in an amount as set forth on Schedule A, and of each Participant listed on Schedule C for their Income Savings Allocations, in an amount as set forth on Schedule C. If the shares remaining to be allocated pursuant to Section 4.2(d)(vii) are not sufficient to make the full allocation contemplated by this Section 4.1(e), each individual allocation (as set forth on Schedule A and Schedule C) shall be prorated by a uniform percentage so that the allocation made under this Section 4.1(e) equals the shares remaining to be allocated under Section 4.2(d)(vi).

(f)

For each Plan Year beginning on or after January 1, 2010, amounts remaining after the allocations required under Sections 4.2(d)(i) and 4.2(d)(iii) and Sections 4.1(b) through (e) above shall be allocated for such Plan Year pursuant to Section 4.2(d)(viii) to the Retiree Insurance Account of each Hill’s Union Employee who is an Employee on December 31 of such Plan Year in accordance with the matrix contained in Appendix A. Effective for Plan Years beginning on or after January 1, 2010, no amounts shall be allocated to the Retiree Insurance Accounts of other Participants.

To the extent required Retiree Insurance Allocations exceed the amount of shares available for allocation under Section 4.2(d)(viii), such excess amount shall be funded by the Company either by a contribution in cash or Company Stock, as the Company shall determine.

(g)

Each year, amounts remaining after the allocations required under Section 4.2(d)(i) and (iii), and Section 4.1(b) through (f) above shall be allocated pursuant to Section 4.2(d)(vii) as Supplemental Contribution Allocations to the Success Sharing Account of each Participant listed on Schedule B in an amount as set forth on Schedule B. If the shares remaining to be allocated pursuant to Section 4.2(d)(viii) are not sufficient to make the full allocation contemplated by this Section 4.1(f), each individual allocation (as set forth on Schedule B) shall be prorated by a uniform percentage so that the allocation made under this Section 4.1(f) equals the shares remaining to be allocated under Section 4.2(d)(vii).

(h)

Each year, amounts remaining after the allocations required under Sections 4.2(d)(i) and (iii), and Section 4.1(b) through (g) above, shall be allocated pursuant to Section 4.2(d)(ix) to the Success Sharing Account of each “Eligible Participant” (as defined below) in proportion to such Eligible Participant’s Recognized Earnings. For Eligible Participants who are Grandfathered Employees or Hill’s Union Employees, the Recognized Earnings taken into account for purposes of such allocation shall not exceed $125,000. Solely for purposes of this paragraph (h), “Eligible Participant” shall mean an Eligible Employee who (i) is employed by the Group from the first business day of the relevant Plan Year through December 31 of such Plan Year (disregarding any unpaid leave of absence of less than six months during such Plan Year) or (ii) is employed by the Group on or before June 30th of the relevant Plan Year through December 31 of such Plan Year, and who in either case is not an employee covered by a collective bargaining agreement with the Company resulting from negotiations in which retirement benefits were the subject of good faith bargaining between the Company and employee representatives that does not provide for his eligibility for Success Sharing Allocations. Notwithstanding anything herein to the contrary, an “Eligible Participant” described in (ii) above shall be entitled to a pro rata Success Sharing allocation equal to the allocation he would have received if employed for the entire relevant Plan Year multiplied by a fraction, the numerator of which is the number of whole and partial months between his first day of employment with the Group during such Plan Year and December 31 of such Plan Year and the denominator of which is 12.

(i)

In the event the Company contributes cash to fund the contributions required under Sections 4.1(b), (c), (d) or (f), the Company shall determine the investment of the cash so contributed pending the Participant’s directions under Section 7.5.

(j)

To the extent any of the contributions required under Section 4.1 are funded with Company Stock, the value of the Company Stock used to satisfy this requirement shall be determined “as of” the date the contribution is made, e.g., in the case of Retiree Insurance Allocations and Success Sharing Allocations, December 31 of the Plan Year for which the contribution is made, and not the date on which the contribution is actually made to the Participant’s Account.

	(k)	This amended Section 4.1 shall be effective as of September 1, 2010.

4.2	Allocation of Company Contributions and Shares of Company Stock.

(a)

To the extent the Plan has acquired shares of Company Stock with the proceeds of any Acquisition Loan, all such shares shall be held in a Suspense Account pending their release and allocation to Fund D for the Accounts of Participants, as set forth in Section 4.2(c).

(b)	Repayment of principal and payment of interest under any Acquisition Loan shall be made as follows:

(i)

the proceeds of any Acquisition Loan made for the purpose of repaying any prior Acquisition Loan shall be applied first to principal and then to interest obligations under such prior Acquisition Loan, unless the Employee Relations Committee shall direct otherwise;

(ii)

cash dividends on Company Stock in Fund D, Fund E and/or the Suspense Account, and earnings on such dividends in the Suspense Account, shall be applied first to principal and then to interest obligations under the Acquisition Loan, unless the Employee Relations Committee shall direct otherwise; and

	(iii)	Company Acquisition Loan Contributions shall be applied to principal and/or interest obligations under the Acquisition Loan to the extent that such obligations are not met under (i) and (ii) above.

(c)

The number of shares of Company Stock to be released from the Suspense Account for each repayment period for the duration of the Acquisition Loan shall be the number of shares held in the Suspense Account immediately prior to the release for the Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest on the Acquisition Loan (other than principal and interest repaid with the proceeds of any Acquisition Loan) paid for the repayment period (the “Current Obligation”) and the denominator of which is the sum of the Current

Obligation plus the principal and interest on the Acquisition Loan (including any Acquisition Loan made for the purpose of repaying a prior Acquisition Loan) to be paid for all future repayment periods.

(d)

Shares of Company Stock that are released from the Suspense Account for each Plan Year shall be allocated, during such Plan Year, to Fund D for the Participants’ Accounts as follows until all such shares are allocated:

(i)

shares released with a Fair Market Value equal to the cash dividends on Company Stock in Funds D and E allocated to Participants’ Accounts (but used pursuant to 4.2(b)(ii) to pay down any Acquisition Loan) shall be allocated to the Accounts of Participants who would have received an allocation of such dividend. Each such allocation to a Participant’s Account shall consist of shares having a Fair Market Value equal to the amount of the dividend the Participant would have received; provided that if shares of Company Stock released from the Suspense Account for a Plan Year do not have a Fair Market Value sufficient to satisfy the foregoing requirements, shares of Company Stock (or cash sufficient to purchase such shares) shall be contributed by the Company with a Fair Market Value equal to such shortfall and such shares of Company Stock shall be allocated to the Participant’s Account;

	(ii)	shares released shall be allocated as Company Matching Contributions under Section 4.1(b) based on the Fair Market Value of such shares as of the end of each month;

(iii)	shares released shall be used to restore forfeiture reinstatements;

(iv)	shares released shall be allocated as Basic Retirement Contribution Allocations;

(v)	shares released shall be allocated as Additional Basic Retirement Contribution Allocations;

(vi)	shares released shall be allocated as Bonus Savings Allocations and Income Savings Allocations;

(vii)	shares released shall be allocated as Retiree Insurance allocations;

(viii)	shares released shall be allocated as Supplemental Contribution Allocations; and

(ix)	shares released shall be allocated as Success Sharing Allocations;

4.3

Prepayment of Acquisition Loan. To the extent that Company Matching Contributions, Basic Retirement Contributions, Additional Basic Retirement Contributions, and Retiree Insurance Allocations cannot be funded through Acquisition Loan payments in accordance with the provisions of Section 4.1(a), the Company may, to the extent permitted by the loan agreement, direct the Trustee to make a prepayment of the Acquisition Loan and to allocate the additional shares of Company Stock thereby released in accordance with Sections 4.2(d)(ii), (iv), (v), and (vii). Notwithstanding the above, Company Matching Contributions shall be satisfied in Common Stock if no Company Stock is held in the Suspense Account or is otherwise available for allocation.

4.4

Limitation on Annual Additions. Notwithstanding anything herein to the contrary, in no event shall the “Annual Additions” to a Participant’s Account for any “Limitation Year” exceed the amount allowed by Section 415 of the Code. The limitations of Section 415 of the Code, as adjusted annually under Section 415(d)(1)(C) of the Code for increases in the cost of living, are incorporated by reference into the Plan. In the case of any Participant who has been credited with Annual Additions for the “Limitation Year” under any other defined contribution plan maintained by the Company or other member of the Group (as modified by Section 415(h) of the Code), the limitations of Section 415 of the Code shall be applied as if all such “Annual Additions” were made to a single plan. Any reduction in “Annual Additions” that is necessary to meet such limitations shall first be made under this Plan by reducing the Bonus Savings Allocations , then the Income Savings Allocations, then the Retiree Insurance Allocations and then the Success Sharing Allocations which are to be made on behalf of a Participant pursuant to Section 4.1, but only to the extent necessary to meet the limitations. If such Participant is an active Participant in the Plan on the last day of the following Plan Year, shares that would have been allocated as Basic Retirement Contributions, Additional Basic Retirement Contributions, Retiree Insurance Allocations and Success Sharing Allocations (and any dividends accruing thereon), that were not allocated because of the restrictions of this paragraph shall be made before any Basic Retirement Contributions, Additional Basic Retirement Contributions, Retiree Insurance Allocations and Success Sharing Allocations are made for the following Plan Year.

For purposes of this Section 4.4, the following terms shall be defined as follows:

(a)

“Annual Additions” shall have the meaning given to such term by Reg. § 1.415(c)-1(b), as modified by the special rules for employee stock ownership plans contained in Reg. § 1.415(c)-1(f)(2)(i) and (3);

(b)

The compensation taken into account in applying the limitations of Section 415 of the Code shall be “simplified compensation” as defined in Reg. § 1.415(c)- 2(d)(2), as limited by the timing rules of Reg. § 1.415(c)-2(e), and shall include “deemed section 125 compensation,” within the meaning of Reg. § 1.415(c)- 2(g)(6); and

(c) “Limitation Year” shall mean the calendar year.

This Section 4.4 shall apply to Limitation Years beginning on or after January 1, 2008.

4.5	Limitation on After-tax Contributions and Company Matching Contributions.

(a)

Notwithstanding the foregoing provisions of Article 3 and this Article 4, the Committee shall limit the amount of After-tax Contributions and Company Matching Contributions made by or on behalf of each Eligible Employee who is a Highly Compensated Employee who is eligible to participate in the Plan for each Plan Year, to the extent necessary to ensure that either of the following tests is satisfied:

(i)

the “Actual Contribution Percentage” (as hereinafter defined) for the group of Eligible Employees who are Highly Compensated Employees, is not more than the Actual Contribution Percentage of all other Eligible Employees for the Plan Year multiplied by 1.25; or

(ii)

the excess of the Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees, over that of all other Eligible Employees for the preceding Plan Year is not more than two percentage points, and the Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Eligible Employees for the Plan Year multiplied by 2.0.

Notwithstanding the foregoing, the Employee Relations Committee may elect to use the Actual Contribution Percentage for Eligible Employees who are not Highly Compensated Employees for the Plan Year preceding the Plan Year being tested rather than the current Plan Year provided that such election must be evidenced by a Plan amendment.

(b)

For purposes of this Section 4.5, the term “Actual Contribution Percentage” shall mean, for any specified group of Eligible Employees, the average of such Employees’ Contribution Percentages (as defined below).

(c)	For purposes of this Section 4.5, the term “Contribution Percentage” shall mean for any Eligible Employee, the ratio of:

	(i)	the aggregate of the After-tax Contributions (including amounts recharacterized pursuant to Section 3.4) and Company Matching Contributions which, in accordance with the rules set forth in Treasury

Regulation Section 1.401(m)-2(a), are taken into account with respect to such Plan Year, to

(ii)

such Employee’s Section 414(s) compensation for such Plan Year. For this purpose, Section 414(s) compensation shall mean W-2 compensation as described in Treasury Regulation Sections 1.414(s)-1(d)(2) and 1.415- 2(d)(11), and shall also include all amounts currently not included in the Employee’s gross income by reason of Sections 125 and 402(e)(3) of the Code. In the case of an Employee who begins, resumes, or ceases to be eligible to make After-tax Contributions or to have Company Matching Contributions made on his behalf during a Plan Year, the amount of Section 414(s) compensation included in the Actual Contribution Percentage test is the amount of Section 414(s) compensation received by the Employee during the entire Plan Year. For Plan Years beginning on and after January 1, 2001, Section 414(s) Compensation (as determined under Section 414(s) of the Code) paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

(d)

The Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax contributions, or to have matching employer contributions (within the meaning of Section 40l(m)(4)(A) of the Code) made on his behalf under two or more plans described in Section 40l(a) of the Code that are maintained by the Company, or other member of the Group, shall be determined as if the total of such after-tax contributions and matching employer contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulation Section 1.401(m)-1(b)(4)(iv) and (v).

If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section 1.401(m)-1(b)(4)(iii) for purposes of determining whether or not such plans satisfy Sections 401(m), 401(a)(4), and 410(b) of the Code, then the provisions of this Section 4.5 shall be applied by determining the Actual Contribution Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

(e)

In the event it is determined prior to any payroll period that the amount of After- tax Contributions and Company Matching Contributions to be made thereafter is likely to cause the limitation prescribed in this Section 4.5 to be exceeded, the amount of After-tax Contributions allowed to be made by Participants who are Highly Compensated Employees (and/or such other Participants as the Employee Relations Committee may prescribe) shall be reduced to a rate determined by the Employee Relations Committee (including a rate of 0% if the Committee so determines). Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Employee Relations Committee shall prescribe. In the event that After-tax Contributions and Company Matching Contributions are discontinued for the remainder of a calendar year pursuant to this paragraph, such contributions shall, effective as of the January 1 following the discontinuance, automatically resume on behalf of such Participants.

(f)

(i)

Notwithstanding the foregoing, with respect to any Plan Year in which After-tax Contributions and Company Matching Contributions made by or on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in this Section 4.5, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of 1 percent of a Participant’s Section 414(s) Compensation. The amount of After-tax Contributions, and Company Matching Contributions made by or on behalf of each Highly Compensated Employee in excess of the amount permitted under his revised actual contribution ratio shall be added together. This total dollar amount of excess contributions (“excess aggregate contributions”)

shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (2) below.

(ii)

The After-tax Contributions, and Company Matching Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (i) the amount required to cause that Employee’s After-tax Contributions, and Company Matching Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or (ii) an amount equal to the total excess aggregate contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with income thereon, shall be distributed or forfeited in accordance with the provisions of paragraph (3) below.

(iii)	Excess aggregate contributions allocated to a Highly Compensated Employee under paragraph (2) above shall be distributed or forfeited as follows:

	(A)	Additional After-tax Contributions, to the extent of the excess aggregate contributions, together with income, shall be paid to the Participant; and then, if necessary,

(B)

so much of the Basic After-tax Contributions and corresponding Company Matching Contributions, together with income, as shall be necessary shall be reduced, with the After-tax Contributions, together with income, being paid to the Participant and the Company Matching Contributions, together with income, being forfeited and applied to reduce Company Matching Contributions, then, if necessary,

(C)

so much of the Company Matching Contributions, together with income, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the vested Company Matching Contributions, together with applicable income, being paid to the Participant and the Company Matching Contributions which are forfeitable under the Plan, together with applicable income, being forfeited and applied to reduce Company Matching Contributions.

(iv)

Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made, and to the extent practicable, any repayment or forfeiture shall be made within 2½ months of the close of the Plan Year in which the excess aggregate contributions were made. In the event any Company Matching Contributions subject to forfeiture have been distributed to the Participant, the Company shall make reasonable efforts to recover the contributions from the Participant.

(g)

Income on excess After-tax Contributions and excess Company Matching Contributions shall be determined by multiplying the income allocated for Plan Year in which such excess After-tax Contributions and Company Matching Contributions were made by a fraction, the numerator of which is the excess After-tax Contributions and Company Matching Contributions for such Participant for the Plan Year, and the denominator of which is the aggregate After-tax Contribution Account and Company Matching Contribution Account balances for such Participant as of the first day of the Plan Year, plus the After- tax Contributions and Company Matching Contributions made by or on behalf of the Participant during the Plan Year.

(h)

Notwithstanding any distributions pursuant to the foregoing provisions, excess After-tax Contributions and Company Matching Contributions shall be treated as Annual Additions for purposes of Section 4.4.

(i)	Distributions pursuant to this Section 4.5 shall be made proportionately from the Investment Funds with respect to the Participant’s Account or Accounts from which distribution is made.

(j)

In the event that an Employer elects to make a Qualified Contribution on behalf of any or all Participants in the Plan, such Qualified Contribution, to the extent specified, shall be treated as a Company Matching Contribution solely for the purposes of this Section 4.5.

(k)

In determining whether the requirements of Sections 4.5 are satisfied, the Employee Relations Committee may in its discretion, in accordance with regulations, take into account Participants’ Before-tax Contributions made to the Plan pursuant to Section 3.1; provided that such contributions are not taken into account in order to satisfy the requirements of Section 3.5.

(l)

The Employee Relations Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 4.5 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner.

(m)

Notwithstanding any other provision of this Section 4.5 the portion of the Plan covering collectively-bargained Employees, which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(m)- 1(b)(4)(iv), is deemed to satisfy the requirements of Section 401(m) of the Code, pursuant to Treasury Regulation Section 1.401(m)-1(b)(2).

	(n)	Eligible Employees who are nonresident aliens with no Section 414(s) compensation from U.S. sources shall not be taken into account for purposes of this Section 4.5.

4.6

Qualified Contributions. An Employer may, in its sole discretion, make a Qualified Contribution in order to satisfy the requirements of Section 3.4 or 4.5. A Qualified Contribution is a contribution that (i) is made by the Employer that may be aggregated with other contributions in accordance with Sections 3.4 and 4.5; (ii) is nonforfeitable at all times; (iii) may not be distributed to a Participant or any Beneficiary until the earliest date provided for in Section 401(k)(2)(B) of the Code (determined without regard to subsection (i)(IV) of such Section); and (iv) complies with the requirements of Treasury Regulation Sections 1.401(k) -2(a)(6) and 1.401(m) -2(a)(6) and may not be made to Highly Compensated Employees.

A Qualified Contribution may take the form of a qualified matching contribution (as defined in Treasury Regulation Section 1.401(k) -2(a)(6)), or a qualified nonelective contribution (as defined in Treasury Regulation Section 1.401(k) -2(a)(6)). The Employer shall specify the form of the Qualified Contribution, and the Participants to whom such contribution is to be allocated. Any qualified nonelective contributions or qualified matching contributions taken into account for purposes of Section 3.4 shall not be taken into account for purposes of Section 4.5, and any qualified nonelective contributions or qualified matching contributions taken into account under Section 4.5, shall not be taken into account under Section 3.4.

Qualified nonelective contributions (i) may be made as a uniform percentage of Recognized Earnings or as a uniform dollar amount contributed on a per capita basis, (ii) may be made for all or certain of those Participants who are not Highly Compensated Employees, and (iii) may be made at any time prior to the end of the 12-month period immediately following the Plan Year to which such contributions relate. Qualified Nonelective Contributions shall not be taken into account in conducting the nondiscrimination tests described in Sections 3.4 and 4.5 for any Plan Year to the extent such contributions exceed the product of the Participant’s Recognized Earnings and the greater of (i) five percent or (ii) two times the Plan’s “Representative Contribution Rate.” The Plan’s “Representative Contribution Rate” is the lowest “Contribution Rate” among a group of Participants who are not Highly Compensated Employees, which group is half of all Participants who are not Highly Compensated Employees, or the lowest Contribution Rate among all Participants who are not Highly Compensated Employees who are employed on the last day of the year, if greater. The Plan’s “Contribution Rate” is the sum of all qualified nonelective contributions taken into account for a Participant, divided by the Participant’s Recognized Earnings.

Qualified matching contributions may be made for all or certain of those Participants who are not Highly Compensated Employees and who otherwise received Company Matching Contributions for the Plan Year to which such contributions relate, and may be made at any time prior to the end of the 12-month period immediately following the Plan Year to which such contributions relate. Qualified matching contributions shall not be taken into account in conducting the nondiscrimination tests described in Sections 3.4 and 4.5 to the extent such contributions exceed the greatest of (i) five percent of the Participant’s Recognized Earnings; (ii) the Participant’s Before-tax Contributions for the Plan Year; and (iii) the product of 200 percent of the Plan’s “Representative Matching Rate” and the Participant’s Before-tax Contributions for the Plan Year. The Plan’s “Representative Matching Rate” is the lowest “Matching Rate” among a group of Participants who are not Highly Compensated Employees which group is half of all Participants who are not Highly Compensated Employees, or the lowest Matching Rate among all Participants who are not Highly Compensated Employees who are employed on the last day of the year, if greater.

The Plan’s “Matching Rate” is the Company Matching Contributions taken into account for a Participant, divided by the Participant’s Regular Earnings. If the “Matching Rate” is not the same for all levels of Before-tax Contributions, the Participant’s “Matching Rate” is determined assuming that a Participant’s Before-tax Contributions are equal to six percent of Regular Earnings.

4.7	Return of Contributions. Subject to the following provisions of this Section 4.7, a contribution made to the Plan by the Company under the Plan which is

	(a)	made by mistake of fact, or

(b)

conditioned upon the deductibility of the contribution under Section 404 of the Code, to the extent that a deduction for such contribution is disallowed or such contribution is otherwise determined not to be deductible shall be returned to the Company not later than one year after the date such contribution was made by mistake of fact or the deduction is disallowed or determined not to be deductible, as the case may be. No amount shall be returned to the Company under this Section 4.7 unless the contribution is attributable to a good faith mistake of fact or a good faith mistake in determining the deductibility of the contribution; and any amount returned to the Company shall be limited to the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or mistake in determining deductibility. Earnings attributable to the excess may not be returned, and losses attributable thereto must reduce the amount returned.

4.8

Additional Testing Rule. If the Employee Relations Committee elects to apply the provisions of Section 410(b)(4)(B) of the Code to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Employee Relations Committee may apply the provisions of Sections 3.4 and 4.5 by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

ARTICLE 5
VALUATION OF ACCOUNTS

5.1

Maintenance of Accounts. The Employee Relations Committee shall separately maintain on behalf of each Participant, where applicable, and shall separately account for, an After-tax Contribution Account, Additional Basic Retirement Contribution Account, Basic Retirement Contribution Account, Before-tax Contribution Account, Bonus and Income Savings Account, Company Matching Contribution Account, Discretionary Company Matching Contribution Account, Former STOC Plan Account, 1989 ESOP Windfall Account, Prior Plan Company Account, Qualified Contribution Account, Retiree Insurance Account, Rollover Account, Success Sharing Account, or any subaccount thereof, as the context requires.

5.2

Valuation. As of each Valuation Date, the Employee Relations Committee shall cause to be adjusted the After-tax Contribution Account, Additional Basic Retirement Contribution Account, Basic Retirement Contribution Account, Before-tax Contribution Account, Bonus and Income Savings Account, Company Matching Contribution Account, Discretionary Company Matching Contribution Account, Former STOC Plan Account, 1989 ESOP Windfall Account, Prior Plan Company Account, Qualified Contribution Account, Retiree Insurance Account, Rollover Account, Success Sharing Account, or any subaccount thereof, as the context requires, for each Participant on whose behalf any such Account is maintained to reflect his share of contributions (including for this purpose contributions made after such Valuation Date but credited as of such Valuation Date), withdrawals, distributions, income, expenses payable from the Trust Fund and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date; provided, however, that such adjustments shall be made based on available market information and information provided from the Trustee, all or some of which may be estimated as of any particular Valuation Date.

ARTICLE 6
VESTING OF ACCOUNTS

6.1

Vesting. A Participant shall always be 100% vested in the value of his After-tax Contribution Account, Before-tax Contribution Account, Bonus and Income Savings Account, Former STOC Plan Account, 1989 ESOP Windfall Account, Prior Plan Company Account, Qualified Contribution Account, Rollover Account, and Success Sharing Account.

A Participant who completes an hour of Service on or after August 1, 2002, shall be vested in his Company Matching Contribution Account, Supplemental Contribution Account, Discretionary Company Matching Contribution Account Basic Retirement Contribution Account, Additional Basic Retirement Contribution Account and, if he completes an hour of Service on or after September 1, 2010, his Retiree Insurance Account, in accordance with the following schedule:

Years of Service	Percentage Vested
Less than 2	0%
2 but less than 3	50%
3 or more	100%

A Participant who fails to complete an hour of Service on or after September 1, 2010, shall be vested in his Retiree Insurance Account in accordance with the following schedule:

Years of Service	Percentage Vested
Less than 2	0%
2 but less than 3	25%
3 but less than 4	50%
4 but less than 5	75%
5 or more	100%

Notwithstanding the above schedule, effective as of January 1, 2005, a Participant who is eligible for the Supplemental Severance Program under the Colgate-Palmolive Employee Severance Program as a result of his employment having been terminated after December 31, 2004 and prior to January 1, 2011, shall be 100% vested in his Company Contributions.

Notwithstanding any other provision of this Article 6, a Participant who terminates employment by reason of death, Disability or who attains age 55 shall be 100% vested in all Accounts.

In determining an Employee’s years of Service for purposes of this Section 6.1, all completed periods (as computed in years) of Service, whether or not completed consecutively, shall be taken into account.

If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s non-forfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of Service may elect within a reasonable period after the adoption of the amendment or change, to have his non-forfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “5 years of Service” for “3 years of Service” where such language appears.

The period during which such election may be made shall commence with the date on which the amendment is adopted or deemed to be made and shall end on the latest of:

1.	60 days after the amendment is adopted;

2.	60 days after the amendment becomes effective; or

3.	60 days after the Participant is issued written notice of the amendment by the Company or the Plan Administrator.

6.2

Forfeitures. In the event that a Participant terminates employment and is less than 100% vested in his Account, forfeiture of the non-vested portion of his Account shall occur as of the Valuation Date on which distribution of the vested portion of the Participant’s Account is made or, if earlier, the last day of the calendar quarter in which occurs the fifth anniversary of the Participant’s severance from service date (as determined under Section 1.72). Forfeitures shall be used by the Company to pay for administrative expenses and charges incurred by the Plan and/or to reduce future Company Contributions made on behalf of Participants.

Notwithstanding any other provision of this Section 6.2, non-vested Leveraged Shares allocated to a Participant’s Account shall be forfeited only after any other non-vested assets in such Account have been forfeited.

6.3

Reinstatement of Accounts. If the vested portion of a Participant’s Account has been distributed (including a deemed distribution where no portion of the Account is vested) in accordance with Article 9 upon the Participant’s severance from Service pursuant to

Section 6.2, the non-vested portion of the Account shall be restored (unadjusted for gains and losses) if

(a)	the Participant is reemployed by any member of the Group prior to the fifth anniversary of the Participant’s severance from service date (as determined under Section 1.72); and

(b)

the Participant repays to the Trustee in cash the full amount distributed to the Participant in accordance with Article 9 before the earlier of five years after the first date on which the Participant is subsequently reemployed or the close of the first period of five consecutive years of absence following severance from Service commencing after the distribution. Such repayment shall be allocated to the Participant’s Account and invested in Investment Funds in accordance with the Participant’s current investment election on file.

In such event, the amount of the forfeiture (unadjusted by any gains or losses) shall be restored to the Participant’s Account from which they were forfeited as of the first Valuation Date following the date on which such repayment was made, or as soon thereafter as is administratively feasible.

To the extent that repayment is made from a qualified plan or conduit, such repayment will be treated and tracked in the same manner as a rollover contribution to the Plan. If repayment is not made from a qualified plan or conduit, such repayment shall be treated and tracked as an after-tax contribution made to the Participant’s After-tax Contribution Account.

The amount of Company Contributions, if any, which are restored shall be derived first from amounts forfeited and not yet applied to reduce future Company Contributions, and second from previously released shares that have not yet been allocated pursuant to Section 4.2(d)(iii).

ARTICLE 7
INVESTMENT OF ACCOUNTS

7.1	Investment Funds. All contributions made to the Plan by or on behalf of a Participant shall be invested in one or more of the following Investment Funds:

	(a)	Fund B, which is a Colgate Common Stock Fund invested solely in Colgate- Palmolive Company Common Stock;

(b)

Fund D, which is a Colgate Common Stock Fund invested solely in Colgate- Palmolive Company Common Stock (which prior to December 29, 2010 was a Colgate Preferred Stock Fund invested solely in Preferred Stock), dividends from which are applied, pursuant to Section 4.2(b)(ii), first to principal and then to interest obligations under the Acquisition Loan (unless otherwise directed by the Committee);

(c)

Fund E, which is a Colgate Common Stock Fund invested solely in Colgate- Palmolive Company Common Stock, dividends from which are applied, pursuant to Section 4.2(b)(ii), first to principal and then to interest obligations under the Acquisition Loan (unless otherwise directed by the Committee);

(d)

Target Date Funds, which are investment funds specified by the Pension Fund Committee that are intended to provide varying degrees of long-term appreciation and capital preservation through a mix of equity and fixed income exposures based on the Participant’s age; or

	(e)	At least two additional funds specified by the Pension Fund Committee, other than funds invested primarily in Company Stock, each of which is diversified and has materially different risk and return characteristics than the other such fund and the target date funds described in Section 7.1(d) .

Notwithstanding the foregoing descriptions, a portion of an Investment Fund may be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short term nature, including corporate obligations or participations therein and through the medium of any common, collective or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified in this paragraph. A portion of an Investment Fund may be maintained in cash.

7.2	Investment of After-tax Contributions, Before-tax Contributions, and Rollover Contributions. All After-tax Contributions and Before-tax Contributions made to the Plan by a Participant or on a Participant’s behalf, shall be invested in any of the Investment Funds (other than Fund D or Fund E) (in accordance with a single election to be applied uniformly to all types of contributions) as he shall direct in such manner as the Employee Relations Committee may prescribe in 1% multiples. Rollover Contributions meeting the requirements of Section 13.6 shall be invested in any of the Investment Funds (other than Fund E or Fund D) as the Eligible Employee shall direct in such manner as the Employee Relations Committee may prescribe in 1% multiples.

Subject to such requirements and limitations as the Employee Relations Committee may from time to time prescribe, a Participant may elect to change, effective as of any Valuation Date, his investment election with respect to future Before-tax Contributions and/or After-

tax Contributions, within the limits set forth in the foregoing paragraph, by giving notice to the Employee Relations Committee, in such manner as the Employee Relations Committee may prescribe, within such minimum period as the Employee Relations Committee may prescribe before such Valuation Date.

7.3

Investment of Bonus Savings Allocations, Income Savings Allocations, Company Matching Contributions, Former STOC Plan Account, 1989 ESOP Windfall Account, Retiree Insurance Allocations, Success Sharing Allocations, Supplemental Contribution Allocations and Sign-on Allocations. All Company Matching Contributions, Retiree Insurance Allocations, Bonus Savings Allocations, Income Savings Allocations, Supplemental Contribution Allocations, Sign-on Allocations and Success Sharing Allocations made to the Plan on a Participant’s behalf, and assets attributable to a Participant’s 1989 ESOP Windfall Account, and dividends on all such Company Contributions, shall be invested in Fund D, or such other Investment Fund or Funds which the Employee Relations Committee may from time to time specify, subject to the transfer provisions of Section 7.5 below. All Company Matching Contributions invested in Common Stock and assets attributable to a Participant’s Former STOC Plan Account (and dividends thereon) shall be invested in Fund E, or such other Investment Fund or Funds which the Employee Relations Committee may from time to time specify, subject to the transfer provisions of Section 7.5 below. In addition, (a) any short-term earnings from Fund D may be invested in Fund B or E, (b) an amount equal to the dividends from Fund E used pursuant to Section 4.2(b)(ii) may be invested in Fund D and (c) any short-term earnings from Fund E may be invested in Fund B or E.

7.4

Investment of Basic Retirement Contributions and Additional Basic Retirement Contributions. Unless a Participant directs that amounts allocated to his Account under Section 4.2(d)(iv) and (v) as Basic Retirement Contributions and Additional Basic Retirement Contributions, respectively, be invested in any other Investment Fund (other than Fund E), all Basic Retirement Contributions and Additional Basic Retirement Contributions shall be invested in a Target Date Fund, with the target maturity date that is closest to the Participant’s 65th birthday.

7.5	Transfer of Accounts

(a)

Subject to such requirements and limitations as the Employee Relations Committee may from time to time prescribe, a Participant may, effective as of any Valuation Date, elect to transfer the value of his existing After-tax Contribution Account, Before-tax Contribution Account, Company Matching Contribution Account, Discretionary Company Matching Contribution Account, Hill’s Company Matching Contribution Account, Prior Plan Company Account, Qualified Contribution Account, Rollover Account, Success Sharing Account, Retiree Insurance Account, Income Savings and Bonus Savings Account, Basic Retirement Contribution Account, and Additional Basic Retirement Contribution Account (in accordance with a single election to be applied uniformly to such Accounts under the Plan) in multiples of 1%, to any Investment Fund other than Fund D or Fund E by giving notice to the Employee Relations Committee, in such manner as the Employee Relations Committee may prescribe, at any time prior to a Valuation Date. Notwithstanding the foregoing sentence,

(i)

except as otherwise provided in paragraph (b) of this Section 7.5, and except for the Income Savings and Bonus Savings Account, Before-tax Contributions, Basic Retirement Contribution, and Additional Basic Retirement Contributions invested in Fund D, under no circumstances may funds be transferred out of Funds D or E and invested in another Investment Fund; and

	(ii)	under no circumstances may funds be transferred out of an Investment Fund and into Funds D or E.

(b)

A Participant may, effective as of any Valuation Date on or after January 1, 2007, which coincides with or follows the earlier of (i) the third anniversary of such Participant’s Employment Commencement Date or (ii) the date on which such Participant reaches age fifty-five (55), elect to transfer all or any portion of the value of the Participant’s Account that is attributable to Company Stock held in Fund D and/or Fund E in multiples of 1%, to any Investment Fund other than Fund D or Fund E by giving notice to the Employee Relations Committee, in such manner as the Employee Relations Committee may prescribe, at any time prior to the Valuation Date as of which the transfer is to be effective. The Employee Relations Committee shall notify any Participant or Beneficiary not later than 30 days before the first date on which such Participant or Beneficiary is eligible to effect transfers under this Section 7.5(b). Such notification shall meet the requirements of Section 101(m) of ERISA and provide the information specified therein.

(c)

Any amount which a Participant elects to transfer from an Investment Fund shall be drawn pro rata from the Accounts that are then invested in that Investment Fund. In the case of a transfer from Fund D or Fund E, the amount shall be drawn pro rata from the Accounts that are then eligible to be transferred from such Funds.

(d)

An alternate payee who has an Account under the Plan shall have the same right to transfer as the Participant with respect to whom the Account is established. A Beneficiary shall have the same right to transfer as a Participant who has completed three or more years of service or attained age fifty-five (55).

(e)

An election to transfer into, or out of, any Funds B, D, or E, as applicable, by a Participant who is subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16”) shall be subject to both the requirements of Section 16 and the Company’s window period and pre-clearance policy.

7.6

Participant Shall Make Own Investment Decisions. Except to the extent that a portion of a Participant’s Account is required to be invested in Fund D and/or Fund E or to the extent otherwise prohibited by the Plan, the Participant shall make his own decisions regarding the investment of his Accounts in any Investment Fund, and no representative of the Company or the Trustee shall be authorized to make any recommendation to any Participant concerning the selection of available options under the Plan.

7.7	Tender Offers. Notwithstanding any other provisions of the Plan, if there is a tender or exchange offer for, or a request or invitation for tenders or exchanges of, shares of a class of Company Stock or other securities of the Company (or any member of the Group) held by the Trustee for Participants, the Employee Relations Committee (a) shall furnish to the Trustee, who shall then furnish to each Participant, prompt notice of any such tenders or exchange offer for, or request or invitation for tenders or exchange of, such shares of Company Stock or other securities of the Company (or any member of the Group), and (b) the Trustee shall request from each Participant instructions as to the tendering or exchange of each class or series of such shares of Company Stock or other securities of the Company (or any member of the Group) allocated to the Participant’s Account. The Trustee shall tender or exchange only such shares of each class or series of Company Stock or other securities of the Company (or any member of the Group) for which the Trustee has received (within the time specified in the notification) tender instructions. With respect to shares of the class of Company Stock or other securities of the Company (or any member of the Group) which are held in the Suspense Account or otherwise not allocated to a Participant’s Account, the Trustee shall tender or exchange such shares of Company Stock or other securities of the Company (or any member of the Group) in the same proportion as the number of shares of Company Stock or other securities of the Company (or any member of the Group) for which instructions to tender or exchange are received bears to the total number of such shares of Company Stock or other securities of the Company (or any member of the Group) for which instructions from Participants could have been received. The Trustee shall not tender or exchange all other shares of Company Stock or other securities of the Company (or any member of the Group). All such tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company, any member of the Group or any person making the offer.

7.8

Designation of Representative while on Military Leave of Absence. A Participant who incurs a leave of absence due to qualified military service (as defined in Section 414(u)(5) of the Code) shall be permitted to designate another individual to do any acts that such Participant may do under Article 3 of the Plan or this Article 7. Any such designation shall be made in such manner as the Committee may prescribe in its sole discretion.

ARTICLE 8

WITHDRAWALS AND DISTRIBUTIONS DURING EMPLOYMENT

8.1	Withdrawals

(a)

In General. A Participant may, in such manner as the Employee Relations Committee may prescribe, elect to withdraw amounts during employment in accordance with the following withdrawal options:

Option 1 – Bonus and Income Savings Withdrawal: Any dollar amount up to and including 100% of the value of the Participant’s Bonus and Income Savings Account. A withdrawal under this Option 1 shall not in any way limit a Participant’s right to receive subsequent withdrawals under this Article 8. Notwithstanding the foregoing, a withdrawal under this Option 1 may only be made by a Participant if such Participant (i) has been employed by the Group for five or more years, or (ii) has funds in Accounts from which no withdrawals may be made under Options 2, 3 or 4 of this Section 8.1 that have accumulated under the Plan for at least two years (as well as interest earned thereon) that equal or exceed the amount of such planned withdrawal plus any previous withdrawals under this Option 1.

Option 2 – Regular Withdrawal: Any dollar amount up to and including 100% of the value of the Participant’s After-tax Contribution Account, Rollover Account, and Prior Plan Company Account. A Participant who makes a withdrawal under this Option 2 may not make another withdrawal under this Option 2 or under

Option 3, below, during the 12-month period immediately following such withdrawal, except in the case of “Hardship” (as defined in Section 8.2).

Option 3 – Company Withdrawal: Any dollar amount up to and including 100% of the sum of (i) the full amount payable under Option 2, plus (ii) in the case of a Participant who is 100% vested pursuant to Section 6.1, 50% of the value (as determined below) of his Company Matching Contribution Account, Discretionary Company Matching Contribution Account, Hill’s Company Matching Contribution Account, 1989 ESOP Windfall Account and Supplemental Contribution Account. A Participant who makes a withdrawal under this Option 3 may not make another withdrawal under this Option 3 or under Option 2, above, during the 12-month period immediately following such withdrawal, except in the case of “Hardship” (as defined in Section 8.2) . In addition, a Participant who makes a withdrawal under this Option 3 from his Company Matching Contribution Account and/or Discretionary Company Matching Contribution Account will not receive Company Matching Contributions for the six month period beginning with the month immediately following receipt of such withdrawal.

Option 4 – Hardship Withdrawal: In the case of “Hardship” (as defined in Section 8.2), any dollar amount up to and including 100% of the sum of (i) the full amount payable under Option 1, plus (ii) the full amount payable under Option 3, plus (iii) 100% of the lesser of (a) the amount of the Participant’s Before-tax Contributions and (b) the value of the Participant’s Before-tax Contribution Account. A

Participant who makes a withdrawal under this Option 4 may not make another withdrawal under either Option 2 or Option 3, above, or under this Option 4 during the 12-month period immediately following such withdrawal, except in the case of another “Hardship” (as defined in Section 8.2).

For a Participant who makes a withdrawal from his Company Matching Contribution Account, Discretionary Company Matching Contribution Account, Hill’s Company Matching Contribution Account and 1989 ESOP Windfall Account under this Section 8.1(a), 50% of the value of such Accounts shall be computed pursuant to the formula (V + W) x .5 - W, where V is the sum of the value of the Company Matching Contribution Account, Discretionary Company Matching Contribution Account and 1989 ESOP Windfall Account, and W is the sum of all amounts previously withdrawn from such accounts at any time.

(b)

Special Rules Regarding First Opportunity Period Withdrawals of Bonus Savings Allocations and Income Savings Allocations. Notwithstanding the language of Section 8.1(a), above, if a Participant does not elect, in such manner as the Employee Relations Committee may prescribe, to withdraw the cash or share equivalent of a specific Bonus Savings Allocation or Income Savings Allocation within the twelve-day period of first opportunity to do so (such twelve-day period referred to for purposes of this Section 8.1(b) as a “first opportunity period” and the withdrawal elected during such period as a “first opportunity period withdrawal”), then, for administrative reasons, an Option I withdrawal with respect to such Bonus Savings Allocation or Income Savings Allocation will not be processed prior to the first Valuation Date which follows the date on which distribution would have been made of cash or shares pursuant to a first opportunity period withdrawal, or as soon thereafter is administratively feasible. The Valuation Date referred to in the prior sentence may also be referred to as the “First Available Option I Withdrawal Processing Date.”

If a Participant does not elect a first opportunity period withdrawal of a specific Bonus Savings Allocation or Income Savings Allocation, the value of such allocation that is subsequently available for withdrawal under this Section 8.1(b) is determined as of the Valuation Date on which an Option I withdrawal thereof is processed, and may be less than or greater than its value when allocated to the Participant’s Bonus and Income Savings Account, due to market fluctuations in the share price between the allocation date and the Option I withdrawal processing date. The allocation date with respect to each specific Bonus Savings Allocation and Income Savings Allocation shall be communicated to Participants in advance of the relevant first opportunity period.

Despite the restrictions outlined in this Section 8.1(b) with respect to the Participant’s ability to make an Option I withdrawal of a specific Bonus Savings Allocation or Income Savings Allocation for which a first opportunity period withdrawal was not elected, the Participant’s ability to elect an Option I withdrawal of the remaining value in the Bonus and Income Savings Account is not restricted at any time. However, notwithstanding any of the other provisions of this Section 8.1(b), if a Participant makes an Option I withdrawal election with respect to his

Bonus and Income Savings Account balance exclusive of a specific Bonus Savings Allocation or Income Savings Allocation, and such Option I withdrawal is scheduled to be processed as of a Valuation Date which coincides with the First Available Option I Withdrawal Processing Date, then such Option I withdrawal will apply to the entire balance of the Participant’s Bonus and Income Savings Account including such specific allocation.

For purposes of this Section 8.1, an employee communication shall be issued which indicates the First Available Option I Withdrawal Processing Date related to each Bonus Savings and Income Savings Allocation.

8.2

Hardship Withdrawals. In the case of “Hardship” (as defined below), a Participant may, pursuant to the procedures described in Section 8.1(a), elect to withdraw during employment any dollar amount up to and including 100% of the value of his Before-tax Contribution Account (excluding any earnings thereon).

For purposes of this Section 8.2, the term “Hardship” means a circumstance resulting from an immediate and heavy financial need of the Participant. The Employee Relations Committee shall not allow a Hardship distribution to be made to a Participant unless the requirements of subsections (a) and (b) below are satisfied:

	(a)	The Participant incurs a Hardship arising from one of the following expenses:

(i)

Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s spouse or dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(ii)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments thereon);

(iii)

The cost of tuition, room and board, and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, or dependents as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code;

(iv)	The amount needed to prevent the eviction of the Participant from his principal residence or foreclosure of a mortgage on his principal residence;

(v)	Funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code;

(vi)

Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the adjusted gross income); or

(vii)	Any additional events that may be prescribed by the IRS in the future.

The determination of the existence of a Hardship and the determination of the amount required to be distributed to meet the need created by the Hardship shall be made by the Employee Relations Committee pursuant to uniform and nondiscriminatory rules, consistent with the requirements of the Code and applicable regulations. The Employee Relations Committee may require documentation from the Participant for this purpose. The Employee Relations Committee shall reasonably rely on the documentation submitted by the Participant, unless the Employee Relations Committee has actual knowledge to the contrary.

(b)	The distribution by reason of Hardship:

(i)

May not be more than the amount of the Participant’s immediate and heavy financial need and any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(ii)

May not be made unless the Participant has obtained all distributions and withdrawals, other than hardship distributions, and all non-taxable loans that are currently available under all qualified and other plans of an Employer or any other member of the Group that could be used to alleviate the hardship; and

(iii)

May not be made unless the Participant is suspended from making After- tax Contributions to the Plan and having Before-tax Contributions and Company Matching Contributions made on his behalf to the Plan (and he is suspended from making employee contributions and elective contributions to all other qualified and nonqualified plans of deferred compensation, inclusive of stock option, stock purchase, and similar plans maintained by an Employer or any other member of the Group, excluding mandatory employee contributions to a defined benefit plan or health or welfare benefit plans) for the six month period beginning on the Enrollment Date next following the effective date of the withdrawal pursuant to this Section 8.2.

After the six-month period of suspension under (3) above ceases, the Participant may resume contributions, in such manner as the Employee Relations Committee may prescribe in accordance with Section 2.2.

The Company may, by amendment, change the conditions necessary to obtain a Hardship withdrawal, or may discontinue the Hardship withdrawal provisions of this Section 8.2, to the extent permitted by applicable law or regulation.

8.3

Payment of Withdrawals and Valuations. Any amounts withdrawn under Section 8.1 or 8.2 shall be paid to a Participant in a lump sum in cash, as soon as practicable after the Valuation Date as of which the withdrawal election is effective.

Withdrawals of amounts from a Participant’s Company Matching Contribution Account, Discretionary Company Matching Contribution Account and/or 1989 ESOP Windfall Account are debited in the following order:

(a) Discretionary Company Matching Contributions;

(b) Company Matching Contributions other than those invested in Fund D;

	(c)	1989 ESOP Windfall amounts other than those invested in Fund D;

	(d)	1989 ESOP Windfall amounts invested in Fund D; and

	(e)	Company Matching Contributions invested in Fund D.

Any withdrawal from any other Account except for a “Hardship” withdrawal shall be charged proportionately against each Investment Fund (other than Fund D), in which such Account is invested. Any withdrawal from an Account under Section 8.2 shall be charged first proportionately against each Investment Fund (other than Fund D), and then against Fund D in which such Account is invested. All withdrawals under Section 8.1, 8.2 or 8.3 shall be based on the values of Accounts as of the Valuation Date on which the Account is debited.

8.4

Distribution Requirements Applicable to Before-tax Contributions. Before-tax Contributions shall in no event be distributed to a Participant or Beneficiary, as the case may be, before the earlier of such Participant’s death, Disability, severance from employment, or before the occurrence of one of the following events:

	(a)	Termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code).

	(b)	The attainment by the Participant of age 59-1/2.

	(c)	A hardship distribution, as described in Section 8.2 of the Plan.

Income allocable to Before-tax Contributions may be distributed upon the occurrence of events described in paragraphs (a) and (b) above. Further, with respect to a distribution to a Participant on account of an event described in paragraph (a) above, such distribution shall be paid in the form of a lump sum (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I), (II), (III), and (IV) of clause (i) thereof).

8.5	Withdrawal of Dividends on Common Stock Held under Fund B

(a)

Except as provided in Section 8.5(d), dividends on shares of Common Stock held under Fund B which are received by the Plan on or after October 1, 2002 and which are not applied to the repayment of any currently maturing obligation under an Acquisition Loan, shall be reinvested in shares of Common Stock, unless the Participant (or a Beneficiary or an alternate payee under a qualified domestic relations order who has a separate Account under the Plan) elects to receive a distribution of such dividends by giving notice to the Employee Relations Committee in such manner as the Employee Relations Committee may prescribe. An election to receive a distribution of dividends shall remain in effect until it is revoked by a Participant (or a Beneficiary or an alternate payee under a qualified domestic relations order who has a separate Account under the Plan) by his giving notice to the Employee Relations Committee in such manner as the Employee Relations Committee may prescribe, which revocation shall be effective only with respect to dividends for periods after the cut-off date for making such election for each quarter’s dividend as determined by the Employee Relations Committee.

Distribution of dividends (without interest) shall be made as soon as practicable after the payment date but no later than 90 days after the end of the Plan Year in which they are paid to the Plan.

(b)

The dividends allocable to the Account of any Participant (or Beneficiary or alternate payee under a qualified domestic relations order who has a separate Account under the Plan) shall be determined as of the Valuation Date which coincides with or next follows the ex-dividend date for such dividend and shall be determined by multiplying (i) by (ii) where:

(i) is the total dividends for such quarter on the shares of Common Stock held in Fund B; and

(ii)

is the quotient determined by dividing: (A) the portion of Fund B allocable to the Account of the Participant (or Beneficiary or alternate payee who has a separate Account under the Plan), determined by the opening balance allocable to the Participant (or Beneficiary or alternate payee who has a separate account under the Plan) on the Valuation Date which coincides with or next follows the ex-dividend date; by (B) the opening balance of Fund B as of such date.

(c)	The Employee Relations Committee shall prescribe rules and procedures for implementing this Section 8.5.

(d)	Dividends paid on unvested shares of Common Stock held in Fund B shall be reinvested in shares of Common Stock within that Fund. No Participant (or

Beneficiary or alternate payee who has a separate Account under the Plan) shall be entitled to a separate right to receive distribution of those dividends other than as part of a distribution of his interest in Fund B.

8.6

Domestic Relations Order. Notwithstanding anything to the contrary in this Article 7, no withdrawal shall be allowed to be made by a Participant during the period in which the Employee Relations Committee (or its delegee) is making a determination of whether a domestic relations order affecting the Participant’s Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Employee Relations Committee (or its delegee) is in receipt of, or has notice of the preparation of, a qualified domestic relations order with respect to any Participant’s Account, such Participant shall be prohibited from taking a withdrawal until the alternate payee’s rights under such order are satisfied. Notwithstanding the foregoing, a Participant shall be permitted to elect a first opportunity period withdrawal if either of the two preceding sentences apply, but only if the Participant elects to receive 100% of a particular allocation of Shares to his Bonus and Income Savings Account at the first opportunity to elect a withdrawal of said allocated Shares.

ARTICLE 9

DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

9.1

Amount of Distribution. Upon a Participant’s Retirement, death, Disability, or other severance from employment with the Company and all members of the Group, the Participant or his Beneficiary, as the case may be, shall be entitled to a distribution of the vested value of his Accounts, subject to the following provisions of this Article 9. Notwithstanding anything in this Section to the contrary, Section 2.4 hereof applies to a Participant who ceases to meet the definition of an Eligible Employee but continues to be in the employ of an Employer or member of the Group.

9.2

Payment of Distribution; General Rule. A Participant who severs from employment may elect to receive a distribution of his vested Accounts as of any Valuation Date coincident with, or following, the date on which the Employee Relations Committee is properly notified in accordance with Plan procedures of his severance from employment. If the Participant makes such election in accordance with Plan procedures, then the value of his Accounts shall be determined as of the Valuation Date coincident with the date the Employee Relations Committee is properly notified in accordance with Plan procedures of the election, and distribution of such Accounts shall be made as soon as practicable thereafter in a cash lump sum or, if the Participant elects, in full shares of Common Stock for all or a portion of the Participant’s Accounts. An election to receive full shares of Common Stock in excess of the full shares attributable to his Account in Fund B, Fund D and Fund E may be accomplished by the Participant directing the transfer of his interest in the other Investment Funds to Fund B. In any case where a Participant elects to receive a distribution of his entire Account in shares of Common Stock, any fractional share shall be distributed in cash.

If the value of the Participant’s vested Accounts as of the last Valuation Date for the calendar quarter immediately following the calendar quarter in which the Member severs from employment does not exceed $1,000 (taking into account Rollover contributions and earnings allocable thereto), distribution of such value shall be made as soon as practicable thereafter in a lump sum in cash. If the value of such Accounts as of such Valuation Date exceeds $1,000, his Accounts shall, thereafter, remain in the Trust Fund until the Participant elects to receive a distribution, subject to the requirements of Sections 9.4 and 9.5.

Notwithstanding the foregoing, except for the withdrawal of dividends under Section 8.5, in no event will such a Participant be allowed to make withdrawals in accordance with Article 8 from such Accounts which have been deferred.

9.3	Payment of Distribution; Special Rules for Retirement, Disability and Death (Where Spouse is Beneficiary). Notwithstanding the foregoing provisions of this Article 9, a Participant (i) who terminates employment on account of Retirement or Disability or (ii) whose employment terminates on account of death and whose Beneficiary is his spouse, shall, in addition to the payment options described in Section 9.2, be given the right to elect to receive a distribution of the value of his Accounts, determined as of the Valuation Date rules described in Section 9.2, with distribution of such value made as soon as practicable thereafter, in monthly installments for 60, 120 or 180 months, provided that in no case shall the period of the payment exceed the Participant’s life expectancy (or the combined life expectancy of the Participant and his Beneficiary) on the date of such event and provided further that the period selected complies with the incidental death benefits requirements of Section 401(a)(9) of the Code and Treasury Regulations thereunder. The amount of each periodic payment shall be determined by dividing the value of the Participant’s Account by the number of months remaining in the payment period, and shall be made as of the last Valuation Date for each calendar month in the payment period. A Participant (or spousal Beneficiary, if applicable) may elect to receive a lump sum cash payment of the remaining Account balance at any time, but may not otherwise modify the election of installment payments.

If a Participant dies prior to receiving all the payments to which he is entitled, the balance in his Account shall be paid to the Participant’s Beneficiary. The Beneficiary may elect to receive such payment in one cash payment or continue to receive monthly payments as elected by the Participant, provided that such monthly payments may not extend beyond the period of time permitted by Section 9.5. The Committee shall adjust the amount of such monthly payments to comply with the foregoing requirements. If the Beneficiary dies before full payment is made, any remaining balance shall be paid to the Beneficiary’s estate in a single sum unless the Participant had provided otherwise.

Any Participant who dies or incurs a Disability on or after January 1, 2007 while performing “qualified military service,” as defined in Section 414(u) of the Code, shall be treated as if the Participant resumed employment with the member of the Group that employed him in accordance with the Participant’s reemployment rights under USERRA on the day preceding death or Disability (as the case may be) and terminated employment on the actual date of death or Disability.

9.4

Latest Commencement of Benefits. Unless a Participant otherwise elects, a Participant’s benefits under the Plan shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of the following events: (a) the Participant attains age 65; (b) the 10th anniversary of the date the Participant’s participation in the Plan commences; (c) the Participant’s termination of employment with the Company or any member of the Group.

9.5

Mandatory Commencement of Benefits. Notwithstanding any provision of the Plan to the contrary, in the case of a Participant who owns more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all stock of the Company, distribution of his Account shall begin not later than the April 1 following the calendar year in which he attains age 70½. In the case of any other Participant, distribution of his Account shall begin not later than April 1 of the calendar year following the later of (i) the calendar year in which such Participant attains age 70½ or (ii) the calendar year in which the Participant retires.

Notwithstanding any other provision of this Article 9, all distributions from the Plan shall conform to the minimum distribution requirements set forth in the final and temporary regulations under Section 401(a)(9) of the Code issued April 17, 2002 and June 15, 2004 (as corrected on November 22, 2004), including Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 of the Treasury regulations and the incidental death benefit requirement in Section 401(a)(9)(G) of the Code. Thus, either (a) the Participant’s entire Account shall be distributed to him not later than the required beginning date as defined in Section 401(a)(9)(C) of the Code, or (b) a portion of his Account representing an amount not less than the required minimum distribution for each year shall be distributed each year, beginning not later than the required beginning date, in accordance with the regulations referenced above. Distribution to a Beneficiary who is not the surviving Spouse of the Participant shall be made in a lump sum no later than the last day of the fifth Plan Year following the Plan Year in which the Participant dies except where the Beneficiary elects to continue to receive monthly payments as elected by the Participant prior to his death. Distribution to a Beneficiary who is the surviving Spouse of the Participant shall commence no later than the Participant’s required beginning date. The provisions of Section 401(a)(9) of the Code and the regulations thereunder shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

9.6

Put Option. In the event that any of the shares of Company Stock held in Fund B, Fund D and/or Fund E are subject to any trading limitation or are not publicly traded when distributed (or become subject to a trading limitation or are not publicly traded after distribution), the shares of Company Stock will be subject to the put option described below. For purposes of this Section 9.6, a trading limitation is any restriction under any federal or state law or regulation or any private agreement that would make the security not as freely tradable as one not subject to such restriction. The put option shall be as follows:

	(a)	The holder (eligible persons under paragraph (c) hereof) may put the share to the Company and the Company will purchase the share, except as provided in paragraph (f) below.

(b)	The holder may exercise the put option by notifying the Company in writing that the option is being exercised.

(c)

Only a Participant, the Participant’s donees or beneficiaries, or a person (including an estate or its distributee) to whom the security passes by reason of a Participant’s death may exercise the put option.

(d)	The price at which the put option may be exercised will be the value of the security determined in accordance with Treasury Regulation Section 54.4975- 11(d)(5).

(e)	The Company will be permitted to defer payment if adequate security is provided. The deferred payment terms will be as follows:

	(i)	interest will be paid at a rate charged by banks in the geographic area of the Company on commercial loans of similar amount and duration;

	(ii)	annual installments of substantially equal amount will commence within thirty days after the put option is exercised;

	(iii)	the payment period will end five years after the date the put option is exercised; and

	(iv)	the cumulative payments at no time will be less than the aggregate of reasonable periodic payments as of such time.

(f)	Under no circumstances will the put option require the Plan to purchase the shares although the Plan will have the option to assume the rights and obligations of the Company.

(g)

In the event the securities acquired by the proceeds of the Acquisition Loan are not publicly traded when distributed or are subject to a trading limitation, the put option may be exercised for a period of at least 60 days after the date on which the security is distributed by the Plan, and if the put option is not exercised within such 60-day period, for an additional 60 days in the following year, as required under Section 409(h)(4) of the Code.

(h)

In the event the securities which are purchased with the proceeds of the Acquisition Loan are publicly traded without restriction when distributed but cease to be so traded within fifteen months after distribution, the security will be subject to a put option for the remainder of the fifteen-month period beginning with the date the restriction commences. The Company will notify each security holder in writing on or before the tenth day after the date the security ceases to be so traded of the terms of the put option.

(i)

The period during which the put option may be exercised will not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(j)	The rights under this Section 9.6 are non-terminable.

	(k)	Notwithstanding the foregoing, in no event shall the holder’s rights under this Section 9.6 be any less than may be required under applicable law and regulations.

9.7

Alienation of Benefits. Except as otherwise provided by law, no benefit, interest, or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid nor shall any such benefit, interest, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, interest, or payment or subject to attachment, garnishment, levy, execution or other legal or equitable process.

Notwithstanding the foregoing, the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (as defined in Section 414(p) of the Code) shall not be treated as an assignment or alienation prohibited by this Section 9.7. Any other provision of the Plan to the contrary notwithstanding, if a qualified domestic relations order requires the distribution of all or part of a Participant’s benefits under the Plan, the establishment or acknowledgment of the alternate payee’s right to benefits under the Plan in accordance with the terms of such qualified domestic relations order shall in all events be applied in a manner consistent with the terms of the Plan. Notwithstanding the foregoing, in no event shall the recognition of an alternate payee’s rights in accordance with this Section 9.7 be deemed to include the right to make a withdrawal pursuant to the provisions of Article 8 or to receive any benefits in the form of a partial payment.

Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized, pursuant to such uniform and nondiscriminatory rules as it shall establish which shall be consistent with applicable law and the terms of the applicable qualified domestic relations order, to cash out benefits to which alternate payees may be entitled prior to the date such benefits would otherwise become payable in accordance with the applicable provisions of the Plan.

ARTICLE 10
ADMINISTRATION OF THE PLAN

10.1

Plan Administrator and Named Fiduciary. The Plan shall be administered by the Employee Relations Committee, which shall serve as “plan administrator” within the meaning of ERISA. The Employee Relations Committee, together with the Pension Fund Committee, each shall serve as a “named fiduciary” within the meaning of ERISA. Subject to ERISA, the Employee Relations Committee and the Pension Fund Committee shall have such further specific authority and duties as delegated by the Company’s senior management and the Board of Directors.

10.2

General Provisions. The Employee Relations Committee shall have the authority and responsibility to control and manage the general operation and administration of the Plan. The Pension Fund Committee shall have general authority and responsibility with respect to investment matters affecting the Plan.

No bond or other security shall be required of the Employee Relations Committee or the Pension Fund Committee or anyone delegated to act on behalf of either, nor shall they receive additional compensation for services performed by them in the administration of this Plan, except as may otherwise be required by law.

No director, officer or Employee of the Company or any other member of the Group shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his own willful misconduct or gross negligence, and except as may otherwise be required by law.

10.3

Designated Fiduciaries. The Employee Relations Committee or the Pension Fund Committee may, at its election, from time to time designate, or revoke the designation of, one or more persons other than itself to carry out one or more specific of its fiduciary responsibilities.

Each such designation shall:

	(a)	be made by the Employee Relations Committee or the Pension Fund Committee, as the case may be;

	(b)	specify one or more fiduciary duties in connection with the Plan for which such designee shall be responsible; and

	(c)	be accepted by such designee.

The Employee Relations Committee, the Pension Fund Committee, and each of its designees, if any, may serve in more than one fiduciary capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

Any directions given, information furnished, or action taken by the Employee Relations Committee or the Pension Fund Committee shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information, or action.

Furthermore, each such designated fiduciary may rely upon any such direction, information, or action of the Employee Relations Committee, the Pension Fund Committee, or another designated fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information, or action. It is intended under the Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No designated fiduciary nor the Employee Relations Committee nor the Pension Fund Committee nor the Company guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

10.4

Powers and Duties of the Employee Relations Committee and the Pension Fund Committee. The Employee Relations Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)

The exclusive right to construe and interpret (i) the terms or provisions of the Plan or of any contract or contracts with any insurance company or of any trust agreement or trust agreements entered into by the Company for the purpose of the Plan, or (ii) the applicability of any of the terms or provisions of the foregoing in a particular situation, or (iii) all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder; to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan; and to decide any and all matters arising thereunder, with any decisions as to the interpretation of the Plan or any disputed question of fact to be considered conclusive and final to the extent permitted by applicable law;

(b)	To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(c)	To prepare and distribute, in such manner as the Employee Relations Committee determines to be appropriate, information explaining the Plan;

(d)	To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

(e)	To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)	To receive and review the periodic valuation of the Plan made by the Plan’s recordkeeper; and

(g)	To appoint or employ individuals to assist in the administration of the Plan and any other agents deemed advisable, including legal counsel.

The Pension Fund Committee’s duties shall include, but are not limited to, the appointment of the Trustee or Trustees, receiving, reviewing and keeping on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the

Trust from the Trustee as well as the appointing of any investment managers (as defined in Section 3(38) of ERISA) to manage all or part of the assets of the Plan.

Notwithstanding the foregoing provisions, the Employee Relations Committee and the Pension Fund Committee may have delegated to it any power or duty of the Board of Directors with respect to this Plan, to the extent not inconsistent with the by-laws and other documents of governance of the Company.

10.5

Rules and Decisions. The Employee Relations Committee and the Pension Fund Committee each may adopt such rules and actuarial tables as are deemed necessary, desirable, or appropriate. All rules and decisions of the Employee Relations Committee and the Pension Fund Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Employee Relations Committee and the Pension Fund Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company, the Plan’s recordkeeper, or the Trustee.

10.6

Claims Procedure. For purposes of the Plan, a claim for benefit is a written application for benefit filed with the Employee Relations Committee. In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Employee Relations Committee determines that such claim should be denied in whole or in part, the Employee Relations Committee shall, in writing, notify such claimant within 90 days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after the mailing or delivery by the Employee Relations Committee of such notice, such claimant may request, by mailing or delivery of written notice to the Employee Relations Committee, a review by the Employee Relations Committee of the decision denying the claim. If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Employee Relations Committee is correct. After such review, the Employee Relations Committee shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination within 60 days of receipt of such claimant’s request. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Employee Relations Committee within 90 days after the mailing or delivery to him by the Employee Relations Committee of its determination that he intends to institute legal proceedings challenging the determination of the Employee Relations Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.

10.7

Records and Reports. The Employee Relations Committee and the Pension Fund Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants’ service, Account balances and the percentage of such benefits which are non-forfeitable under the Plan, notifications to Participants, and annual reports to the Internal Revenue Service.

10.8

Authorization of Benefit Payments. The Employee Relations Committee or its designee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with the Plan.

10.9

Application and Forms for Benefits. The Employee Relations Committee may require a Participant to complete and file with the Employee Relations Committee an application for benefits and all other forms approved by the Employee Relations Committee and to furnish all pertinent information requested by the Employee Relations Committee. The Employee Relations Committee may rely upon all such information so furnished, including the Participant’s current mailing address.

10.10

Legal Disability. Whenever, in the Employee Relations Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Employee Relations Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Employee Relations Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Employee Relations Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section 10.10 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

10.11	Expenses of Administration. All expenses and charges incurred by the Plan shall be paid by the Trust unless paid directly by the Company or any member of the Group.

ARTICLE 11
OPERATION OF THE TRUST FUND

11.1

Trust Fund; Trustee. All the funds of the Plan shall be held by a Trustee or Trustees appointed from time to time by the Pension Fund Committee, in trust under a Trust Agreement adopted, or as amended, by the Pension Fund Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by any Employer; and no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan and for the payment of the expenses of the Plan, prior to the satisfaction of all liabilities with respect to them.

The Trustee shall be appointed by the Pension Fund Committee in accordance with the provisions of the Trust Agreement, with such powers in the Trustee as may be provided in the Trust Agreement and as shall be in accordance with the Plan. In accordance with the provisions of the Trust Agreement, the Pension Fund Committee may remove any Trustee at any time upon reasonable notice and, upon the removal or resignation of any Trustee, the Pension Fund Committee shall designate a successor Trustee or Trustees.

The Trustee shall have exclusive authority and discretion to manage and control the Trust Fund, except that the Trustee shall make such payments from the Trust Fund as the Employee Relations Committee shall from time to time in writing direct, upon certification by the Employee Relations Committee that such amounts are for the purpose of providing benefits to Participants and their Beneficiaries, or defraying reasonable expenses in accordance with Section 10.11. Under the non-ESOP Trust Agreement, the Trustee shall be granted the power to appoint one or more investment managers with discretionary authority to manage (including the power to acquire and dispose of) any assets of the Trust Fund; provided, however, that if a bank or any other institution shall be the Trustee, the Trustee shall not have such power to appoint investment managers and, in that case, the Trust Agreement shall provide that the Pension Fund Committee may appoint one or more investment managers with such authority, one of which may be the Trustee.

The Trustee may buy or sell Common Stock for Funds B, D or E if directed by the Pension Fund Committee or any investment manager on a national securities exchange or on such other exchange as it may elect. The Trustee may also purchase Common Stock held in the treasury of the Company if directed by the Pension Fund Committee or an investment manager. If any purchases or sales of Common Stock are made other than on a national securities exchange, the price shall in the case of a purchase be no more than, or in the case of a sale no less than, the closing quotation for such stock on the New York Stock Exchange on the date of such purchase or sale.

Subject to the terms of the Trust Agreement, the Pension Fund Committee may at any time modify the terms of the Trust Agreement, provided that, except as described in Section 4.7, no part of the Trust Fund shall revert to or inure to the benefit of the Company, or be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries under this Plan, prior to the satisfaction of all liabilities under this Plan to

Participants and their Beneficiaries. The limitation of the preceding sentence shall not preclude the return of Trust Fund asset to the Company permitted under Section 12.2 in connection with the termination of the Plan. No person shall have any interest in or right to any part of the Trust Fund, except as and to the extent expressly provided in this Plan, and then only to the extent of the benefits payable under the Plan to such person out of the Trust Fund. All payments as provided for in this Plan shall be made solely out of the assets of the Trust Fund and the Company shall have no liability for the payment of benefits under the Plan.

No person shall have any interest in or right to any part of the Trust Fund, except as and to the extent expressly provided in this Plan, and then only to the extent of the benefits payable under the Plan to such person out of the Trust Fund. All payments as provided for in this Plan shall be made solely out of the assets of the Trust Fund and the Company shall have no liability for the payment of benefits under the Plan.

The Trustee may, for the purpose of reducing brokerage fees, commissions and other expenses, defer the purchase of securities until it shall have accumulated sufficient funds to purchase the quantities which would effect such reductions.

The Trustee may limit the daily volume of transactions in Common Stock to the extent that such action is deemed by it to be in the best interest of Participants and Beneficiaries.

11.2

Acquisition Loan Transaction. Except where a trustee under a separate agreement is given authority to enter into an Acquisition Loan, the Pension Fund Committee or an investment manager (as defined in Section 3(38) of ERISA) appointed by the Pension Fund Committee may direct the Trustee to borrow money from or guaranteed by a “party-in-interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code in an Acquisition Loan transaction (which shall include an installment purchase obligation) on the following terms and conditions:

(a)	The proceeds of the Acquisition Loan shall be used within a reasonable time after receipt (i) to acquire Company Stock, or (ii) to repay any prior Acquisition Loan hereunder.

(b)

No security shall be provided for the Acquisition Loan other than (i) the Company Stock acquired with the proceeds of the Acquisition Loan or the proceeds of a prior Acquisition Loan hereunder repaid with the proceeds of the present Acquisition Loan, (ii) contributions made to the Plan to meet obligations under the Acquisition Loan, and (iii) earnings on such collateral or contributions. No lender shall have any recourse against the Plan.

(c)

In the event of default, the value of the Plan assets transferred in satisfaction of the Acquisition Loan shall not exceed the amount of the default, and if the lender is a “party-in-interest” or a “disqualified person” such transfer shall be only to the extent of the failure of the Trust to meet scheduled payments under the Acquisition Loan.

(d)	The interest rate of such Acquisition Loan shall be reasonable, taking into account all relevant circumstances.

(e)

Such Acquisition Loan shall be for the primary benefit of Participants and their Beneficiaries. The terms of the Acquisition Loan shall be at least as favorable to the Trust as the terms of a comparable loan at arm’s length between independent parties, and the terms shall not be such that assets of the Trust might be drained off.

(f)	The Acquisition Loan must be for a specific term and may not contain any provision allowing a “party-in-interest” or a “disqualified person” to demand full payment prior to the end of such term.

(g)

Except as permitted by applicable law, no security acquired with the proceeds of the Acquisition Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not a portion of the Plan is then an employee stock ownership plan.

(h)	Any other requirements in Treasury Regulation Section 54.4975-7(b) shall be met with respect to the Acquisition Loan transaction.

ARTICLE 12
AMENDMENT, TERMINATION AND MERGER

12.1	Right to Amend. This Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors in writing, provided, however, that

(a)

No amendment or modification can be made, at any time prior to the satisfaction of all liabilities under the Plan with respect to Participants and their Beneficiaries and with respect to the expenses of the Plan, which would permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of such persons under the Plan and for the payment of the expenses of the Plan;

(b)

No amendment or modification shall have any retroactive effect so as to deprive any person of any benefit already accrued, except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with governmental regulations in order to qualify the Plan for tax purposes and meet the requirements of ERISA; and

	(c)	No amendment or modification may be made which shall increase the duties or liabilities of the Trustee, the Committee or of any Employer without the consent of the party so affected.

Any action permitted to be taken by the Company through its Board of Directors under the foregoing provisions may be taken by the Committee, subject to the limitation set forth in the resolutions adopted by the Board of Directors on December 1, 2005 or any supplemental or superseding resolution.

12.2	Termination or Discontinuance of Contributions.

(a)

It is the expectation of the Company that the Plan will be continued. However, the Plan may be terminated or partially terminated at any time by the Board of Directors by written notice to the Employers, to the Committee and to the Trustee at the time acting hereunder, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries under the Plan and for the payment of the administrative costs of the Plan.

(b)

If the Plan is terminated or partially terminated under paragraph (a) above or in the event the Plan is terminated by operation of law and the Board of Directors determines that the Trust Fund shall be terminated, of which determination written notice shall be given to the Employers, to the Committee and to the Trustee at the time acting hereunder, the Trust Fund shall be revalued as if the termination date were the Valuation Date, and the current value of the Account of each affected Participant who is then an Eligible Employee shall become nonforfeitable, and shall be distributed in accordance with Article 9 to the extent permissible under applicable law and regulations.

(c)

If the Plan is terminated by the Board of Directors but the Board of Directors determines that the Trust Fund shall be continued pursuant to its terms and the provisions of this Section, no further contributions shall be made by either Participants or any Employer, but the Trust Fund shall be administered as though the Plan were otherwise in full force and effect. If the Trust Fund is subsequently terminated, the provisions of paragraph (b) above shall then apply.

(d)

In addition to the right to amend or terminate the Plan, any Employer may at any time, by resolution of its board of directors, permanently and completely discontinue Additional Basic Retirement Contributions, Basic Retirement Contributions, Company Matching Contributions, Retiree Insurance Allocations, and/or Success Sharing Allocations under the Plan. If the Employer completely discontinues contributions under the Plan, either by resolution of its board of directors or for any other reason, the Employer and the Trustee shall proceed under paragraphs (b) or (c), depending upon whether in connection with such complete discontinuance of contributions the Employer has terminated the Plan and Trust Fund or has terminated the Plan and continued the Trust Fund in effect. If no action has been taken by the Employer in connection with a complete discontinuance of contributions to the Plan, it shall be deemed that paragraph (c) is applicable.

(e)

If the Plan is completely terminated and there are unallocated shares of Company Stock in the Suspense Account, the Trustee may (unless any Acquisition Loan agreement shall require otherwise) convert, redeem or sell all such shares and use the proceeds to meet Acquisition Loan obligations. In the redemption or purchase of such shares by the Company, the Company shall be entitled to an offset against the redemption or purchase price paid to the Trustee to the extent the Company has been required to make payments under its guaranty of the Acquisition Loan obligations following a default by the Trustee in meeting the Acquisition Loan payments. In the event the Plan is terminated or partially terminated, the Committee shall determine the share of each Participant affected thereby, make distributions in accordance with Article 9, or hold Accounts for distributions upon Retirement or until the Participant’s severance from service date if so directed by the Board. No portion of the Trust Fund shall be returned to the Company.

12.3

Merger, Consolidation or Transfer. No merger or consolidation with, or transfer of assets or liabilities to, any other plan, shall be made unless the benefit each Participant in this Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan terminated immediately before such merger, consolidation or transfer.

Upon the direction of the Committee, amounts credited to the accounts of Participants under any other plan qualified under Section 401(a) of the Code who become Participants under this Plan shall be transferred to this Plan and amounts credited to the Accounts of Participants under this Plan who become participants under any other plan qualified under Section 401(a) of the Code shall be transferred to such other plan. The Committee shall prescribe rules relating to the investment, vesting and distribution of all such transferred amounts.

ARTICLE 13
MISCELLANEOUS

13.1

Uniform Administration. Whenever, in the administration of the Plan, any action is required by an Employer or the Employee Relations Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Participants who are Highly Compensated Employees.

13.2

Source of Payments. All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employers assume no liability or responsibility therefor, except to the extent required by law.

13.3

Plan Not a Contract of Employment. Nothing herein contained shall be deemed to give any Eligible Employee or Participant the right to be retained in the employ of an Employer or to interfere with the right of the Employer to discharge any Eligible Employee or Participant at any time.

13.4	Applicable Law. Except to the extent governed by Federal law, the Plan shall be administered and interpreted in accordance with the laws of the State of New York.

13.5

Unclaimed Amounts. It shall be the sole duty and responsibility of a Participant or Beneficiary to keep the Committee apprised of his whereabouts and of his most current mailing address. If any benefit to be paid under the Plan is unclaimed, within such time period as the Committee shall prescribe, it shall be forfeited and applied to reduce Company Matching Contributions in accordance with Section 4.1; provided, however, that such forfeiture shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

13.6

Rollovers to the Plan. The Plan may accept from or on behalf of an Eligible Employee, whether or not he has met the eligibility requirements for participation in the Plan, a rollover in cash, consisting of any amount previously received (or deemed to be received) by him from an “eligible retirement plan.” Such rollover shall be subject to the following:

	(a)	For purposes of this Section, “eligible retirement plan” means:

		(i)	a qualified plan described in Section 401(a) or 403(a) of the Code;

		(ii)	an individual retirement account or individual retirement annuity of the Eligible Employee described in Section 408(a) or 408(b) of the Code;

		(iii)	an annuity contract described in Section 403(b) of the Code; and

		(iv)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

	(b)	Such rollover may be received in either of the following ways:

		(i)	The Plan may accept such amount as a direct rollover of an eligible rollover distribution from an eligible retirement plan.

	(ii)	The Plan may accept such amount directly from the Eligible Employee provided such amount:

		(A)	was distributed to the Eligible Employee by an eligible retirement plan;

		(B)	is received by the Plan on or before the 60th day (or such earlier date as the Employee Relations Committee may prescribe) after the day it was received by the Eligible Employee; and

		(C)	would otherwise be includible in gross income.

Notwithstanding subparagraph (B) above, the Plan may accept a rollover more than 60 days after the amount was received by the Eligible Employee provided the Eligible Employee has received from the Secretary of the Treasury a waiver of the 60-day requirement, pursuant to Section 402(c)(3)(B) of the Code.

(c)	Notwithstanding paragraphs (a) and (b) above, the Plan may accept on behalf of an Eligible Employee:

	(i)	after-tax amounts provided such amounts are received in a direct rollover from a defined contribution plan that is qualified under Section 401(a) of the Code, or

	(ii)	before-tax amounts that are either:

(A)

contributed by the Eligible Employee on or before the 60th day (or such earlier date as the Employee Relations Committee may prescribe) after the day they were distributed from an individual retirement account or individual retirement annuity of the Eligible Employee described in Section 408(a) or 408(b), respectively, of the Code, or

	(B)	are directly rolled over from such individual retirement account or individual retirement annuity of the Eligible Employee.

Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Eligible Employee provides satisfactory evidence that such amount qualifies for rollover treatment.

The Committee shall develop such procedures, including requirements for information from an Eligible Employee or Participant desiring to make such a rollover, as it deems necessary or desirable to determine that the proposed rollover shall meet the requirements of this Section 13.6. Rollovers made to this Plan shall only be allowed on a cash basis (wire transfer or checks). Any such rollover amount shall be invested as directed by an Eligible Employee’s investment election consistent with Article 7.

13.7	Direct Rollovers From the Plan. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 13.7, a distributee may elect, at the time and in the manner prescribed by the Employee Relations Committee Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions:

(a)

Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)

any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(iii)

any distribution from the Participant’s Basic Before-tax Contribution Account and Additional Before-tax Contribution Account constituting a hardship withdrawal pursuant to Section 401(k)(2)(B)(i)(IV) of the Code.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or in a direct trustee-to-trustee transfer to a qualified trust described in Section 401(a) of the Code or to an annuity contract described in Section 403(b) of the Code that in either case agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)

Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state or political subdivision of a state. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(c)	Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d)

Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee. Notwithstanding anything herein to the contrary, only two direct rollovers may be made with respect to any eligible rollover distribution.

(e)

Notwithstanding the provisions of this Section 13.7, solely to the extent permitted under Section 402(c)(11) of the Code and the regulations and other guidance issued thereunder, a distribution from the Plan on behalf of a deceased Participant shall be treated as an eligible rollover distribution if a direct trustee-to-trustee transfer is made to an individual retirement plan described in Section 402(c)(8)(B)(i) or (ii) of the Code which individual retirement plan is established for the purpose of receiving all or a portion of the distribution on behalf of a natural person who is a Beneficiary (as defined by Section 401(a)(9)(E) of the Code) of the Participant and who is not the surviving spouse of the Participant.”

13.8	Use of Pronouns. The use of the masculine pronoun shall include the feminine and the singular shall include the plural.

13.9

Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with § 414(u) of the Code. This Section 13.9 shall be effective with respect to any Participant reemployed on and after December 12, 1994.

13.10	Waiver of Participation. Notwithstanding any provision of this Plan to the contrary, any Eligible Employee may waive his right to be a Participant in the Plan (or his right to receive any particular benefit(s) under the Plan) at any time by providing a written waiver to the Committee in a form provided by the Committee. Any Eligible Employee who has waived his right to participate in the Plan (or his right to receive any particular benefit(s) under the Plan) may void such waiver by providing written notice to the Committee in a form provided by the Committee; such Eligible Employee shall become a Participant in the Plan (or regain his right to receive any waived benefit(s) under the Plan) on the Enrollment Date following the Committee’s receipt of such notice.

ARTICLE 14
PARTICIPATION IN PLAN BY A RELATED COMPANY

14.1

Participation by a Related Company. Any related company, for itself or any of its divisions, may, with the approval of the Board of Directors, become a party to this Plan by adopting the Plan for some or all of its employees and by executing the Trust Agreement with the consent of the Trustee, if required under such Trust Agreement. Upon the filing with the Trustee of a certified copy of the resolutions or other documents evidencing the adoption of this Plan and the notice to the Company, and upon the execution of the Trust Agreement by such related company, and the consent of the Trustee if required under such Trust Agreement, it shall thereupon be included in the Plan as an Employer, and shall be bound by all the terms thereof as they relate to its employees. The Board of Directors of the Company may also extend the Plan to any other division of the Company, thereby bringing such division within the definition of Employer in Article 1. Any contributions provided for in the Plan and made by such Employer shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement.

With the approval of the Company, an Employer may elect to have special provisions apply with respect to its eligible employees. Such special provisions, which may differ from the provisions of the Plan applicable to employees of other Employers, shall be stated in an Appendix to the Plan which will be applicable to such Employer.

ARTICLE 15
LOANS

15.1

Availability. The Committee is authorized to establish and maintain a Participant loan program and may authorize loans from the Plan to Participants in such amounts and pursuant to such terms and conditions as the Committee determines in its sole discretion are appropriate, provided that such loans are available to all Participants on a uniform and nondiscriminatory basis.

15.2	Terms and Conditions. Participant loans from the Plan shall be granted subject to the following terms and conditions:

(a)

The amount of a loan to a Participant who is 100% vested pursuant to Section 6.1 shall not be less than $500, and shall not exceed the lesser of (i) 50% of the vested value of the sum of the Participant’s After-tax Contribution Account, Before-tax Contribution Account, Bonus and Income Savings Account, Company Matching Contribution Account, Discretionary Company Matching Contribution Account, 1989 ESOP Windfall Account, Prior Plan Company Account, Rollover Account, Qualified Contribution Account, and the 1989 Success Sharing Contribution Account or (ii) $50,000, reduced by the highest outstanding balance of all other loans from the Plan to the Participant during the one-year period ending on the Valuation Date immediately preceding the loan request. For purposes of this limit, all plans of the Employer shall be considered one plan.

	(b)	The amount of a loan to a Participant who is not 100% vested pursuant to Section 6.1 shall not be less than $500, and shall not exceed the lesser of (i) 50% of the vested value of the sum of the Participant’s After-tax Contribution Account, Before-tax Contribution Account, 1989 ESOP Windfall Account and Rollover Account, or (ii) $50,000, reduced by the highest outstanding balance of all other loans from the Plan to the Participant during the one-year period ending on the Valuation Date immediately preceding the date on which such loan was made. For purposes of this limit, all plans of the Employer shall be considered one plan.

(c)

The note executed with respect to the loan shall be for a term of no more than four (4) years from the date of execution or upon earlier termination of employment, except that loans used to acquire the Participant’s principal residence shall be for a term not to exceed fifteen (15) years from the date of execution.

(d)

The note executed with respect to the loan shall be secured by a security interest granted by the Participant of the Participant’s vested Account balance in the Trust Fund existing then or at some future time.

(e)

Repayment of principal and interest shall be by payroll deduction (or by special arrangements with the Committee for certain situations). Such notes shall be considered as part of the assets of the Trust Fund. The Participant’s Accounts in the Investment Funds, shall be reduced by the amount of the loan, and the Participant’s Accounts in the Investment Funds shall be increased to reflect loan repayments for purposes of revaluing the Account balance pursuant to Article 7. Repayment shall be made so that the loan is repaid in substantially level amounts not less frequently than quarterly over the term of the loan. Any loan may be prepaid in whole without penalty subject to such rules as the Committee may determine in a uniform and nondiscriminatory manner.

(f)

Each loan shall bear a reasonable rate of interest to be determined by the Committee to be comparable to commercial lending standards in the area at the time the loan is made. The interest rate on any new loan that is granted shall be redetermined from time to time pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

(g)

Upon termination of employment for any reason, the term of the loan shall be accelerated to the Participant’s date of termination, and the balance of the loan amount shall become due and payable at such date. Where applicable, upon cessation of the Participant’s status as a “party-in-interest” within the meaning of section 3(14) of ERISA, the term of the loan shall be accelerated to the date that occurs 60 days after the date on which such “party-in-interest” status terminates (if earlier than the otherwise scheduled maturity date of the obligation), and the balance of the loan amount shall become due and payable at such date. No distributions may be made pursuant to the provisions of Article 9 prior to the payment of the amounts described in the immediately preceding sentence.

(h)

Notwithstanding the foregoing, no loan shall be made to a Participant during the period in which the Committee (or its delegate) is making a determination of whether a domestic relations order affecting the Participant’s Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee (or its delegate) is in receipt of, or has notice of the preparation of, a qualified domestic relations order with respect to any Participant’s

Account, such Participant shall be prohibited from obtaining a loan until the alternate payee’s rights under such order are satisfied.

(i)

In the event that a payment is required to be made to a Beneficiary upon the death of a Participant or an alternate payee pursuant to a qualified domestic relations order, within the meaning of Section 414(p) of the Code, while the Participant whose Account is the subject of such order has a loan outstanding, the Committee, in its discretion, may direct that the Participant’s promissory note be transferred to such Beneficiary or alternate payee, as applicable.

(j)	A Participant may have no more than one ordinary loan and one primary residence loan outstanding at any time.

The loan program shall be administered in accordance with and pursuant to the terms and conditions set forth in the Participant Loan Rules, which the Committee (or its delegate) may from time to time modify.

ARTICLE 16
TOP HEAVY PROVISIONS

16.1

Special Contributions for Top-Heavy Plan Years. If for any top-heavy plan year three percent (3%) of the compensation specified in Section 4.5(b) (“Section 415 Compensation”) of any Participant who is not a key employee for such years exceeds the Company Contributions made for the benefit of such Participant for such year, the Company shall contribute to the Trust, for his benefit, an additional amount equal to such excess. However, if for such top-heavy plan year the highest percentage obtained by dividing the sum of the Company Contribution, the Before-Tax Contributions, and forfeitures made for the benefit of each key employee by the key employee’s “Section 415 Compensation” is less than three percent (3%), such percentage shall be substituted for “three percent” in the preceding sentence. The Committee shall establish a “Top-Heavy Contribution Sub-Account” to which any top-heavy contribution made for the benefit of a Participant under this Section 16.1, and applicable gains and losses, shall be credited. Contributions shall be allocable to “Top-Heavy Contribution Sub-Accounts” as soon as practicable after the close of the Plan Year for which the contribution is made. The foregoing notwithstanding, an additional contribution shall not be made for any Participant who is not employed by a member of the Group on the last day of the Plan Year.

16.2	Definitions. For purposes of this Article,

	(a)	Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of any member of the Group having annual compensation greater than $130,000 (as adjusted under Section 416(i) (1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of any member of the Group, or a 1-percent owner of any member of the Group having annual compensation of more than $150,000. For this purpose, annual compensation means “Section 415 Compensation”. The determination of who is a key employee will be made in accordance with Section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder; and

(b)

Top-Heavy Plan Year. Top-Heavy Plan Year means a Plan Year if the sum of the present value of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan and the sum of the account balances of all key employees under the Plan and under each other defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees or former Employees (other than former key employees but including beneficiaries of deceased former Employees) under such plans. The following rules shall apply for purposes of this definition:

(i)

The foregoing determination will be made in accordance with the provisions of Section 416 of the Code, and the regulation promulgated thereunder, which are specifically incorporated herein by reference.

(ii)

“Determination date” means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The “applicable determination date” means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan,

(iii)

Accrued benefits or account balances under a plan will include all such amounts other than deductible employee contributions and will be determined as of the most recent Valuation Date in the 12-month period ending on the applicable determination date of the Plan; provided, however, that in the case of a defined benefit plan such Valuation Date must be the same date as employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the Valuation Date to the extent required by applicable Treasury regulations. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it nor been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five year period” for “one year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the one year period ending on the determination date shall not be taken into account.

(iv)

Each plan of the Company or any other member of the Group in which a key employee participates, and any other plan of the Company or any other member of the Group which enable a plan referred to in the preceding clause to satisfy the requirement of Sections 401(a)(4) and 410 of the Code, shall be aggregated with the Plan. Any plan of the Company or any other member of the Group not required to be aggregated with the Plan may nevertheless, at the discretion of the Committee, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(v)

Anything in this Article 16 to the contrary notwithstanding, in the case of a Participant under this Plan who also participates in a defined benefit pension plan of the Group which contains provisions intended to comply with Section 416 of the Code in the event such plan becomes a Top-Heavy plan, the provisions of Section 16.1 shall be inapplicable to the extent such defined benefit pension plan provides for a defined benefit minimum pension benefit in accordance with Section 416(c)(1) of the Code.

16.3

Top-Heavy Vesting. Top-Heavy Contributions made in accordance with Section 16.1 shall be 100% vested and non-forfeitable. Further, each Participant who (a) has completed at least three vesting years of Service and (b) has completed an hour of Service during any Plan Year in which the Plan is “top-heavy”, shall have a non- forfeitable right to his Company Contributions. This Section 16.3 shall in no event cause a Participant’s vested percentage to be reduced. Any such shift in vesting schedules shall be subject to the provisions of Section 6.1.

APPENDIX A

RETIREE INSURANCE ALLOCATIONS UNDER SECTION 4.1(f)

	Retiree Insurance Allocations
			Age 50 or Older
Years of Service	Under Age 40	Age 40-49	Single	Married
Less than 5	$110.45	$220.89	$331.34	$662.66
5, but less than 10	$165.66	$331.33	$496.99	$994.00
10, but less than 15	$276.10	$552.21	$828.32	$1,656.65
15, but less than 20	$386.56	$773.11	$1,159.67	$2,319.32
20 or more	$497.00	$994.00	$1,490.99	$2,981.99

For purposes of determining a Participant’s “Years of Service” with respect to Retiree Insurance Allocations for any Plan Year, all completed periods (as computed in years) of Service, whether or not completed consecutively, shall be taken into account; provided, however, that a Participant’s total years of Service shall be determined as of December 31 of such Plan Year.

An eligible Hill’s Union Employee who is married as of the last day of the Plan Year to another eligible Hill’s Union Employee shall be deemed to be unmarried provided, however, that (i) if one is age 50 or older as of the last day of the relevant Plan Year, the combined allocation is not less than what a married allocation would be; and (ii) if both are age 50 or over as of the last day of the relevant Plan Year, the combined allocation is not less than what a married allocation would have been to the spouse with longer service. If an adjustment is required, the smaller of the two allocations will be increased accordingly.

The measurement date for determining a Participant’s age under this Appendix A is the last day of the Plan Year in question.

This amended Appendix A shall be effective as of September 1, 2010.